As filed with the Securities and Exchange Commission on December 21, 2004
                                                      Registration No. 333-11782

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             -----------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
                                       on
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                          MEDISCIENCE TECHNOLOGY CORP.
                 (Name of Small Business Issuer in Its Charter)

New Jersey                                       541700                   22-1937826
(State or Other Jurisdiction of         (North American Industry          (I.R.S. Employer
Incorporation or Organization)     Classification System Code Number)     Identification No.)

                               1235 Folkestone Way
                          Cherry Hill, New Jersey 08034
                            Telephone: (856) 428-7952
   (Address, and Telephone Number of Registrant's Principal Executive Offices)

                             -----------------------

                                 Peter Katevatis
                      Chairman and Chief Executive Officer
                          Mediscience Technology Corp.
                               1235 Folkestone Way
                          Cherry Hill, New Jersey 08034
                            Telephone: (856) 428-7952

            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                            Peter B. Hirshfield, Esq.
                                1035 Park Avenue
                                    Suite 7B
                            New York, New York 10028
                                 (646) 827-9362

                             -----------------------

 As soon as practicable after the effective date of this registration statement
                (Approximate Date of Proposed Sale to the Public)

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                             Subject to completion.

                                   PROSPECTUS
                          MEDISCIENCE TECHNOLOGY CORP.

                        8,075,000 Shares of Common Stock

This prospectus relates to the sale by the Selling Shareholders identified in this prospectus of up to an aggregate of 8,075,000 shares of our common stock, $0.01 par value per share ("Common Stock"), which includes (i) an aggregate of 6,000,000 shares of Common Stock that were issued upon the conversion of 60 shares of our Series A Preferred Stock, (ii) an aggregate of 1,925,000 shares of Common Stock that were issued to consultants, and (iii) an aggregate of 150,000 shares of Common Stock that were issued upon the exercise of warrants with an exercise price of $0.25 per share.

We will not receive any of the proceeds from the sale of these shares by the Selling Shareholders. However, we received an aggregate of $37,500 from the exercise of warrants to purchase 150,000 shares to be sold hereunder. See "Use of Proceeds."

We will bear all costs relating to the registration of the shares. All of such shares of Common Stock are being offered for resale by the Selling Shareholders.

Our Common Stock is traded on the OTC Bulletin Board Market under the symbol "MDSC." The last sales price of our Common Stock on December 14, 2004 as reported by the OTC Bulletin Board was $0.77 per share.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in our Common Stock involves a high degree of risk. You should read this entire prospectus carefully, including the section entitled "Risk Factors" beginning on page 7 which describes certain material risk factors you should consider before investing.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is January __, 2005

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY........................................................     5

FORWARD LOOKING STATEMENTS................................................     7

RISK FACTORS..............................................................     7

USE OF PROCEEDS...........................................................    15

MARKET FOR OUR COMMON STOCK AND
RELATED SHAREHOLDER MATTERS...............................................    16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................    16

BUSINESS..................................................................    21

MANAGEMENT ................................................................   31

PRINCIPAL SHAREHOLDERS....................................................    35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................    36

DESCRIPTION OF THE TRANSACTIONS...........................................    37

SELLING SHAREHOLDERS......................................................    38

DESCRIPTION OF SECURITIES.................................................    41

PLAN OF DISTRIBUTION......................................................    43

WHERE YOU CAN FIND MORE INFORMATION ABOUT US..............................    44

LEGAL MATTERS.............................................................    45

EXPERTS...................................................................    45

INDEX TO FINANCIAL STATEMENTS.............................................   F-1

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision. Unless otherwise indicated, "we", "us", "our" and similar terms, as well as references to the "Company" and "Registrant", refer to Mediscience Technology Corp. and its wholly owned subsidiaries and not to the Selling Shareholders.

Company Background

We are principally engaged in the design and development of medical diagnostic instruments that detect cancer in vivo in humans by using light to excite the molecules contained in tissue and measuring the differences in the resulting natural fluorescence between cancerous and normal tissue. On December 1, 1988, we acquired all the outstanding stock of Laser Diagnostic Instruments, Inc. ("LDI"), which is now a wholly owned subsidiary of the Company. The principal asset of LDI was the ownership of a U.S. patent application entitled "Method and Apparatus for Detecting Cancerous Tissue Using Visible Luminescence," which patent was subsequently granted in 1990 and 1998, and expanded from 9 to 59 claims in a re-examination of that patent. Our research and development activities are centered in and around this patent and other patents either acquired subsequently from The Research Foundation of City University of New York ("RFCUNY") by us or for which we are the exclusive licensee from RFCUNY.

On April 14, 2003 we acquired two exclusive world-wide licenses for US patent applications filed by RFCUNY: "Stokes-Shift Fluorescence Spectroscopy for Detection of Disease and Physiological State of Specimen" and "Three-Dimensional Radiative Transfer Tomography for Turbid Media" which when issued, would extend our core technology in the optical biopsy field. Our claim of priority right runs for a twenty year period from February 5, 2003, thus providing our core technology patent protection for that period.

We have successfully conducted preclinical and clinical evaluations which continue to support our belief that our proprietary technology, when fully developed, will be useful in the screening and diagnosis of cancer. We also believe that our technology, if successfully developed, will have substantial commercial appeal due to its non-invasive character, its delivery of immediate, real time results, its enhanced diagnostic sensitivity and specificity and its appeal to physicians who can generate additional office revenues that currently accrue to an off site pathology laboratory.

On January 6, 1997, we received approval from the United States Food and Drug Administration ("FDA") of our investigational device exemption application to initiate human Phase II clinical trials with our cancer detection ("CD") medical device ("CD Ratiometer") for early stage detection of cancer. This trial has not been initiated at this time because of the lack of funding.

On January 25, 1999 the FDA classified our CD Ratiometer as a non-significant risk device for human trial Phase I clinical investigation of the biological basis of fluorescence as applied to medically significant female OBGYN health issues. This pilot study is being conducted under a research agreement with Yale University and RFCUNY.

On December 11, 2003 the FDA, after audit review, qualified us as a small entity allowing reduced or waived FDA fees for any medical device 510k or other market approval submissions and our participation in expedited FDA review through FDA clinical inspections conducted independently by third party FDA approved "accredited" persons, directly employed by us.

Strategy

Our strategy is to commercialize early cancer detection devices based upon our technology, completed and in process, prototypes and expertise in the area of fluorescent imaging. We formed Medi-Photonics Development L.L.C. ("Medi-Photonics") on February 19, 2004 in New York, as a wholly owned subsidiary to commercialize our CD Ratiometer. Medi-Photonics has completed development of our optical biopsy CD Ratiometer, a device to be used for the molecular detection of cervical cancer and physiological change. We are currently in the final stages of testing the CD Ratiometer and have submitted pre-investigational device exemption ("IDE") materials for detecting cervical cancer to the FDA. We currently expect an IDE meeting to take place in January 2005 and thereafter to begin conducting clinical trials with the CD Ratiometer during the first quarter of 2005.

We are also continuing our research and development efforts in cancer detection devices for the prostate, colon and esophagus. We are in various stages of fund raising and business development activities with potential distributors, strategic partners and strategic and financial investors. We believe that our technology will be broadly applicable in cancer screening and diagnosis. We are preparing to submit an application for 510k exemption. However presently, each approved labeled indication requires separate pre-marketing approval ("PMA"), which is a time-consuming and costly process. We regard our "516" and other related patents as pioneering, blocking and dominant in the area of cancer diagnosis using fluorescence spectroscopy both in-vivo and in-vitro.

We continue to seek additional funding through present and new equity capital from institutional and individual professional investor groups.

In early November 2004, we entered into, through our Medi-Photonics subsidiary, a collaborative research and development agreement to jointly develop the "compact phototonic explorer" or pill camera for medical and non-medical applications with Infotonics Technology Center Inc., a not-for profit corporation ("Infotonics") and consortium of participating companies, including Corning, Inc., Eastman Kodak Company and Xerox Corporation. The initial development initiative will be to create an ingestible photonic pill for the detection of early stage cancer of the digestive tract using our intellectual property.

We have no revenues from current operations and are funding the development of our products through the sale of our securities and will continue to require financial resources to maintain business momentum and to leverage intellectual property assets through FDA clinicals/approvals into the market place as products. In the absence of the availability of such financing on a timely basis, we could be forced to materially curtail, limit or cease our operations.

Because of our significant recurring losses, and the lack of certain sources of capital to fund our operations, our independent registered public accounting firm as stated in their report for the fiscal years ended February 29, 2004, February 28, 2003 and February 28, 2002, included an explanatory paragraph indicating that substantial doubt exists about our ability to continue as a going concern.

Our principal offices are located at 101 East 31st Street, New York, New York 10022, and 1235 Folkestone Way, Cherry Hill, New Jersey 08034.

The Offering

Common Stock Offered by Selling Shareholders       8,075,000

Use of Proceeds                                    We will not receive any
                                                   proceeds from the sale of
                                                   shares in this offering. We
                                                   received $37,500 from the
                                                   exercise of warrants to
                                                   purchase shares to be sold
                                                   hereunder.

OTC Bulletin Board Symbol                          MDSC

Common Stock Outstanding After Offering            53,346,647 shares, based on
                                                   53,346,647 shares outstanding
                                                   as of November 30, 2004 and
                                                   excluding shares that, as of
                                                   the date of this prospectus,
                                                   are issuable upon the
                                                   exercise of options, with
                                                   exercise prices ranging from
                                                   $0.25 to $1.50 per share, and
                                                   certain anti-dilutive
                                                   contractual provisions.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans" "will," "may," "anticipates," believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise capital to finance the development of our products, the effectiveness, profitability and the marketability of those products, our ability to protect our proprietary information, general economic and business conditions, the impact of technological developments and competition, our expectations and estimates concerning future financial performance and financing plans, our ability to successfully integrate the businesses of our two active subsidiaries, the impact of current, pending or future legislation and regulation on the healthcare industry and other risks detailed from time to time in our filings with the Securities and Exchange Commission ("SEC"). We do not undertake any obligation to publicly update any forward-looking statements.

As a result, you should not place undue reliance on these forward-looking statements.

                                  RISK FACTORS

The following risk factors should be considered carefully in addition to the other information presented herein:

WE DO NOT HAVE A LONG OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS.

Because limited financial data is available on our operations and products, it may be difficult for you to evaluate our business. Our prospects must be considered in light of the substantial risks, expenses, uncertainties and difficulties encountered by entrants into the medical device industry, which is characterized by intense competition and a high failure rate.

WE HAVE A HISTORY OF LOSSES, AND WE EXPECT LOSSES TO CONTINUE.

We have never been profitable, and we have had operating losses since our inception. We expect our operating losses to continue as we continue to expend substantial resources to further develop and commercialize our products, obtain regulatory clearances or approvals, build our marketing, sales, manufacturing and finance organizations, and conduct further research and development. To date, we have engaged primarily in research and development efforts. The further development and commercialization of our products will require substantial development, regulatory, sales and marketing, manufacturing and other expenditures.

IF WE CANNOT OBTAIN ADDITIONAL FUNDS WHEN NEEDED, WE WILL NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We will require substantial additional capital to develop our products, including completing product testing and clinical trials, obtaining all required regulatory approvals and clearances, beginning and scaling up manufacturing and marketing our products. We have historically funded a significant portion of our activities through private placements. We are seeking a collaborative partner for our technology and are seeking targeted funding for our cervical cancer program. Any failure to find collaborative partners to fund our capital expenditures, or our inability to obtain capital through other sources, would limit our ability to grow and operate as planned. Even if we do enter into an agreement with a collaborative partner, we believe that the obligations of a collaborative partner to fund our expenditures will be largely discretionary and depend on a number of factors, including our ability to meet specified milestones in the development and testing of the relevant product. We may not be able to meet these milestones, or our collaborative partner, if we obtain one, may not continue to fund our expenditures.

We bear responsibility for all aspects of our product line and our cervical cancer product, which are not being developed with a collaborative partner. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements. We believe that our existing capital resources will not be sufficient to fund our operations to the point of commercial introduction of our monitoring products and our cervical cancer detection product. Any failure to achieve adequate funding in a timely fashion would delay our development programs and could lead to abandonment of one or more of our development initiatives. Any required additional funding may not be available on terms attractive to us, or at all. To the extent we cannot obtain additional funding, our ability to continue to develop and introduce products to market will be limited. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve restrictive covenants that would limit how we conduct our business or finance our operations.

IF WE CANNOT OBTAIN ADDITIONAL FUNDS WHEN NEEDED, OR ACHIEVE PROFITABILITY WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent registered public accounting firm has included an explanatory paragraph in their audit report referring to our recurring operating losses and a substantial doubt about our ability to continue as a going concern. Absent additional funding from private or public equity or debt financings, collaborative or other partnering arrangements, or other sources, we will be unable to conduct all of our product development efforts as planned, and we may need to cease operations or sell assets. In addition, the existence of the explanatory paragraph in the audit report may in and of itself cause our stock price to decline as certain investors may be restricted or precluded from investing in companies that have received this notice in an audit report.

IF WE FAIL TO MAINTAIN AND IMPROVE OUR SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD, WHICH COULD HARM OUR COMPANY.

We are heavily dependent on external legal counsel and an accounting consultant for our financial accounting and reporting functions. The absence of a full time chief financial officer or other individual with the appropriate experience and background to handle financial accounting and reporting matters may result in deficiencies in internal control which could adversely affect our ability to record, process, summarize and report financial data.

Effective internal controls are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. Section 404 under the Sarbanes-Oxley Act of 2002 requires that we assess and our auditors attest to the design and operating effectiveness of our controls over financial reporting. Our compliance with the annual internal control report requirement for our first fiscal year ending on or after July 15, 2005, the requisite SEC compliance date, will depend on the effectiveness of our financial reporting and data systems and controls. We expect these systems and controls to become increasingly complex to the extent that our business grows. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. We cannot be certain that these measures will ensure that we design, implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation or operation, could harm our operating results or cause us to fail to meet our financial reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

Once adequate funding is obtained, we intend to hire a full time chief financial officer with requisite skills. However, there can be no assurance that we will be able to attract and retain such an individual.

OUR ABILITY TO SELL OUR PRODUCTS IS CONTROLLED BY GOVERNMENT REGULATIONS, AND WE MAY NOT BE ABLE TO OBTAIN ANY NECESSARY CLEARANCES OR APPROVALS.

The design, manufacturing, labeling, distribution and marketing of medical device products are subject to extensive and rigorous government regulation, which can be expensive and uncertain and can cause lengthy delays before we can begin selling our products, if at all.

IN THE UNITED STATES, FDA'S ACTIONS COULD DELAY OR PREVENT OUR ABILITY TO SELL OUR PRODUCTS, WHICH WOULD ADVERSELY AFFECT OUR GROWTH AND STRATEGIC PLANS.

In order for us to market our products in the United States, we must obtain clearance or approval from the FDA. We cannot be sure that we or any collaborative partners will make timely filings with the FDA; that the FDA will act favorably or quickly on these submissions; that we will not be required to submit additional information or perform additional clinical studies; that we would not be required to submit an application for premarket approval, rather than a 510(k) pre-market notification submission as described below; or that other significant difficulties and costs will not be encountered to obtain FDA clearance or approval. The pre-market approval process is more rigorous and lengthier than the 510(k) clearance process for pre-market notifications; it can take several years from initial filing and require the submission of extensive supporting data and clinical information and clinical study data.

The FDA may impose strict labeling or other requirements as a condition of its clearance or approval, any of which could limit our ability to market our products. Further, if we wish to modify a product after FDA clearance of a pre-market notification or approval of a pre-market approval application, including changes in indications or other modifications that could affect safety and efficacy, additional clearances or approvals will be required from the FDA. Any request by the FDA for additional data, or any requirement by the FDA that we conduct additional clinical studies or submit to the more rigorous and lengthier pre-market approval process, could result in a significant delay in bringing our products to market and substantial additional research and other expenditures. Similarly, any labeling or other conditions or restrictions imposed by the FDA on the marketing of our products could hinder our ability to effectively market our products. Any of the above actions by the FDA could delay or prevent altogether our ability to market and distribute our products. Further, there may be new FDA policies or changes in FDA policies that could be adverse to us.

IN FOREIGN COUNTRIES, INCLUDING EUROPEAN COUNTRIES, WE ARE ALSO SUBJECT TO GOVERNMENT REGULATION, WHICH COULD DELAY OR PREVENT OUR ABILITY TO SELL OUR PRODUCTS IN THOSE JURISDICTIONS.

In order for us to market our products in Europe and some other international jurisdictions, we and our distributors and agents must obtain required regulatory registrations or approvals. We must also comply with extensive regulations regarding safety, efficacy and quality in those jurisdictions. We may not be able to obtain the required regulatory registrations or approvals, or we may be required to incur significant costs in obtaining or maintaining any regulatory registrations or approvals we receive. Delays in obtaining any registrations or approvals required to market our products, failure to receive these registrations or approvals, or future loss of previously obtained registrations or approvals would limit our ability to sell our products internationally. For example, international regulatory bodies have adopted various regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. These regulations vary from country to country. In order to sell our products in Europe, we must maintain ISO 9001 certification and CE mark certification, which is an international symbol of quality and compliance with applicable European medical device directives. Failure to receive or maintain ISO 9001 certification or CE mark certification or other international regulatory approvals would prevent us from selling in Europe.

EVEN IF WE OBTAIN CLEARANCE OR APPROVAL TO SELL OUR PRODUCTS, WE ARE SUBJECT TO ONGOING REQUIREMENTS AND INSPECTIONS THAT COULD LEAD TO THE RESTRICTION, SUSPENSION OR REVOCATION OF OUR CLEARANCE.

We, as well as any collaborative partners, will be required to adhere to applicable FDA regulations regarding good manufacturing practice, which include testing, control and documentation requirements. We are subject to similar regulations in foreign countries. Ongoing compliance with good manufacturing practice and other applicable regulatory requirements will be strictly enforced in the United States through periodic inspections by state and federal agencies, including the FDA, and in international jurisdictions by comparable agencies. Failure to comply with these regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure to obtain premarket clearance or premarket approval for devices, withdrawal of approvals previously obtained and criminal prosecution. The restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory requirements would limit our ability to operate and could increase our costs.

OUR SUCCESS LARGELY DEPENDS ON OUR ABILITY TO OBTAIN AND PROTECT THE PROPRIETARY INFORMATION ON WHICH WE BASE OUR PRODUCTS.

Our success depends in large part upon our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products. If any of our patents are successfully challenged, invalidated or circumvented, or our right or ability to manufacture our products were to be limited, our ability to continue to manufacture and market our products could be adversely affected. In addition to patents, we rely on trade secrets and proprietary know-how, which we seek to protect, in part, through confidentiality and proprietary information agreements. The other parties to these agreements may breach these provisions, and we may not have adequate remedies for any breach. Additionally, our trade secrets could otherwise become known to or be independently developed by competitors.

We have been issued, or have rights to, 25 U.S. patents (including those under license). In addition, we have filed for, or have rights to, 2 U.S. patents (including those under license, one filed under EU treaty provisions) that are still pending. One or more of the patents we hold directly or license from third parties, may be successfully challenged, invalidated or circumvented, or we may otherwise be unable to rely on these patents. These risks are also present for the process we use or will use for manufacturing our products. In addition, our competitors, many of whom have substantial resources and have made substantial investments in competing technologies, may apply for and obtain patents that prevent, limit or interfere with our ability to make, use and sell our products, either in the United States or in international markets.

The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights. In addition, the United States Patent and Trademark Office may institute interference proceedings. The defense and prosecution of intellectual property suits, Patent and Trademark Office proceedings and related legal and administrative proceedings are both costly and time consuming. Moreover, we may need to litigate to enforce our patents, to protect our trade secrets or know-how, or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or interference proceedings involving us may require us to incur substantial legal and other fees and expenses and may require some of our employees to devote all or a substantial portion of their time to the proceedings. An adverse determination in the proceedings could subject us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from selling our products in some or all markets. We may not be able to reach a satisfactory settlement of any dispute by licensing necessary patents or other intellectual property. Even if we reached a settlement, the settlement process may be expensive and time consuming, and the terms of the settlement may require us to pay substantial royalties. An adverse determination in a judicial or administrative proceeding or the failure to obtain a necessary license could prevent us from manufacturing and selling our products.

IF WE ARE UNABLE TO DEVELOP OUR PRODUCTS WITH ANY COLLABORATIVE PARTNERS, WE MAY BE REQUIRED TO ACCESS ADDITIONAL CAPITAL AND TO DEVELOP ADDITIONAL SKILLS TO PRODUCE, MARKET AND DISTRIBUTE OUR PRODUCTS.

If we are unable to develop our cervical cancer detection product with any collaborative partner we would need to seek direct funding to develop and commercialize our products. These activities require additional resources and capital that we will need to secure. There is no assurance that we will be able to raise sufficient capital or attract and retain skilled personnel to enable us to finish development, launch and market these products. Thus, there can be no assurance that we will be able to commercialize any such product.

BECAUSE OUR PRODUCTS, WHICH USE DIFFERENT TECHNOLOGY OR APPLY TECHNOLOGY IN MORE INNOVATIVE WAYS THAN OTHER MEDICAL DEVICES, ARE OR WILL BE NEW TO THE MARKET, WE MAY NOT BE SUCCESSFUL IN LAUNCHING OUR PRODUCTS AND OUR OPERATIONS AND GROWTH WOULD BE ADVERSELY AFFECTED.

Our products are based on new methods of cervical cancer detection. If our products do not achieve significant market acceptance, our sales will be limited and our financial condition may suffer. Physicians and individuals may not recommend or use our products unless they determine that these products are an attractive alternative to current tests that have a long history of safe and effective use. To date, our products have been used by only a limited number of people for investigational and clinical trial purposes as we have not yet obtained FDA approval on our products, and few independent studies regarding our products have been published. The lack of independent studies limits the ability of doctors or consumers to compare our products to conventional products.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE MEDICAL DEVICE INDUSTRY, OUR FUTURE GROWTH AND OPERATING RESULTS WILL SUFFER.

The medical device industry in general and the markets in which we expect to offer products in particular, are intensely competitive. Many of our competitors have substantially greater financial, research, technical, manufacturing, marketing and distribution resources than we do and have greater name recognition and lengthier operating histories in the health care industry. We may not be able to effectively compete against these and other competitors. Further, if our products are not available at competitive prices, health care administrators who are subject to increasing pressures to reduce costs may not elect to purchase them. Accordingly, competition in this area is expected to increase.

Furthermore, our competitors may succeed in developing, either before or after the development and commercialization of our products, devices and technologies that permit more efficient, less expensive non-invasive and less invasive monitoring or cancer detection. It is also possible that one or more pharmaceutical or other health care companies will develop therapeutic drugs, treatments or other products that will substantially render our products obsolete.

WE DO NOT HAVE MANUFACTURING EXPERIENCE, WHICH COULD LIMIT OUR GROWTH.

We do not have manufacturing experience that would enable us to make products in the volumes that would be necessary for us to achieve significant commercial sales, and we rely upon our suppliers. In addition, we may not be able to establish and maintain reliable, efficient, full scale manufacturing at commercially reasonable costs, in a timely fashion. Difficulties we encounter in manufacturing scale-up, or our failure to implement and maintain our manufacturing facilities in accordance with good manufacturing practice regulations, international quality standards or other regulatory requirements, could result in a delay or termination of production.

THE AVAILABILITY OF THIRD-PARTY REIMBURSEMENT FOR OUR PRODUCTS IS UNCERTAIN, WHICH MAY LIMIT CONSUMER USE AND THE MARKET FOR OUR PRODUCTS.

In the United States and elsewhere, sales of medical products are dependent, in part, on the ability of consumers of these products to obtain reimbursement for all or a portion of their cost from third-party payers, such as government and private insurance plans. Any inability of patients, hospitals, physicians and other users of our products to obtain sufficient reimbursement from third-party payers for our products, or adverse changes in relevant governmental policies or the policies of private third-party payers regarding reimbursement for these products, could limit our ability to sell our products on a competitive basis. We are unable to predict what changes will be made in the reimbursement methods used by third-party health care payers. Moreover, third-party payers are increasingly challenging the prices charged for medical products and services, and some health care providers are gradually adopting a managed care system in which the providers contract to provide comprehensive health care services for a fixed cost per person. Patients, hospitals and physicians may not be able to justify the use of our products by the attendant cost savings and clinical benefits that we believe will be derived from the use of our products, and therefore may not be able to obtain third-party reimbursement.

Reimbursement and health care payment systems in international markets vary significantly by country and include both government sponsored health care and private insurance. We may not be able to obtain approvals for reimbursement from these international third-party payers in a timely manner, if at all. Any failure to receive international reimbursement approvals could have an adverse effect on market acceptance of our products in the international markets in which approvals are sought.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN SCIENTIFIC, TECHNICAL, MANAGERIAL AND FINANCE PERSONNEL.

Our ability to operate successfully and manage our future growth depends in significant part upon the continued service of key scientific, technical, managerial and finance personnel, as well as our ability to attract and retain additional highly qualified personnel in these fields. We may not be able to attract and retain key employees when necessary, which would limit our operations and growth.

WE HAVE RAISED SUBSTANTIAL AMOUNTS OF CAPITAL IN PRIVATE PLACEMENTS FROM TIME TO TIME.

The securities offered in such private placements were not registered under the Securities Act or any state "blue sky" law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements of any of such exemptive provisions, investors would have the right to rescind their purchase of our securities or sue for damages. If one or more investors were to successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could materially and adversely affect our financial position. Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock currently is reported on the OTC Bulletin Board as well as the issuance of warrants or convertible securities at a discount to market price.

CERTAIN SHAREHOLDERS HAVE ANTI-DILUTION RIGHTS.

Our Chairman and Chief Executive Officer and Dr. Robert Alfano, the inventor of much of our technology, have anti-dilution agreements which provide that such shareholders' interests in our Common Stock attributable to shares they owned on April 27, 1981 and August 19, 1999, respectively, will at all times represent approximately 17% and 4%, respectively, of the total issued and outstanding shares of our company. The issuance of our Common Stock in connection with such contractual obligations will substantially dilute the existing holders of our Common Stock.

INVESTORS IN OUR SECURITIES MAY SUFFER DILUTION.

The issuance of shares of Common Stock, or shares of Common Stock underlying warrants, options or preferred stock or convertible notes or anti-dilution contractual provisions of certain of our shareholders will dilute the equity interest of existing shareholders who do not have anti-dilution rights and could have a significant adverse effect on the market price of our Common Stock. The sale of Common Stock acquired at a discount could have a negative impact on the market price of our Common Stock and could increase the volatility in the market price of our Common Stock. In addition, we may seek additional financing which may result in the issuance of additional shares of our Common Stock and/or rights to acquire additional shares of our Common Stock. The issuance of our Common Stock in connection with such financing may result in substantial dilution to the existing holders of our Common Stock who do not have anti-dilution rights. Those additional issuances of Common Stock would result in a reduction of your percentage interest in our company.

HISTORICALLY, OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT PRICE FLUCTUATIONS.

One or more of the following factors have influenced and are expected to influence these fluctuations:

      o announcements or press releases relating to the healthcare sector or to our own business or prospects;

      o regulatory, legislative or other developments affecting us or the healthcare industry generally;

      o conversion of our preferred stock and convertible debt into Common Stock at conversion rates based on then current market prices or discounts to market prices of our Common Stock and exercise of options and warrants at below current market prices;

      o sales by those financing our company through convertible securities the underlying Common Stock of which have been registered with the SEC and may be sold into the public market immediately upon conversion; and

      o market conditions specific to medical device companies, the healthcare industry and general market conditions.

IN ADDITION, IN RECENT YEARS THE STOCK MARKET HAS EXPERIENCED SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS.

These fluctuations, which are often unrelated to the operating performance of specific companies, have had a substantial effect on the market price for many healthcare related technology companies. Factors such as those cited above, as well as other factors that may be unrelated to our operating performance, may adversely affect the price of our Common Stock.

WE HAVE NOT HAD EARNINGS, BUT IF EARNINGS WERE AVAILABLE, IT IS OUR GENERAL POLICY TO RETAIN ANY EARNINGS FOR USE IN OUR OPERATIONS.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future despite the recent reduction of the federal income tax rate on dividends. Any payment of cash dividends on our Common Stock in the future will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, preferred rights of holders of preferred stock, restrictive covenants in debt or other instruments or agreements, plans for expansion, as well as other factors that our Board of Directors deems relevant. We anticipate that our future financing agreements may prohibit the payment of common stock dividends without the prior written consent of those investors.

WE ARE SIGNIFICANTLY INFLUENCED BY OUR DIRECTORS, EXECUTIVE OFFICERS AND THEIR AFFILIATED ENTITIES.

Our directors and executive officers beneficially owned an aggregate of approximately 28.7% of our outstanding Common Stock as of September 30, 2004. These shareholders, acting together, would be able to exert significant influence on substantially all matters requiring approval by our shareholders, including the election of directors and the approval of mergers and other business combination transactions.

CERTAIN PROVISIONS OF NEW JERSEY CORPORATE LAWS MAY HAVE CERTAIN ANTI-TAKEOVER EFFECTS.

The anti-takeover provisions of the New Jersey Shareholder Protection Act described in the section "Description of Securities", may have the effect of discouraging a future takeover attempt which individual shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

THERE MAY BE A LIMITED PUBLIC MARKET FOR OUR SECURITIES; WE MAY FAIL TO QUALIFY FOR NASDAQ LISTING; AND WE MAY BE SUBJECT TO DISCLOSURE RELATING TO LOW PRICED STOCKS

Although the Company, if successful in its funding efforts, intends to apply for listing of the Common Stock on either NASDAQ or a registered exchange, there can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of the Common Stock will be sustained. In the event that the Common Stock fails to qualify for initial or continued inclusion in the NASDAQ System or for initial or continued listing on a registered stock exchange, trading, if any, in the Common Stock, would then continue to be conducted on the NASD's "Electronic Bulletin Board" in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock, and our Common Stock would become substantially less attractive for margin and purpose loans, for investment by financial institutions or as consideration in future capital raising transactions.

Trading of our Common Stock may be subject to penny stock rules under the Exchange Act. Unless exempt, for any transaction involving a penny stock, the regulations require broker-dealers making a market in our Common Stock to provide risk disclosure to their customers including regarding the risks associated with our Common Stock, the suitability for the customer of an investment in our Common Stock, the duties of the broker-dealer to the customer, information regarding prices for our Common Stock and any compensation the broker-dealer would receive. The application of these rules may result in fewer market makers in our Common Stock. Our Common Stock is presently subject to the rules on penny stocks, and the liquidity of the Common Stock could be materially adversely affected so long as we remain subject to such rule.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of shares covered by this prospectus. However, we have received an aggregate $37,500 from the exercise of warrants to purchase 150,000 of the shares covered by this prospectus.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our Common Stock is quoted on the OTC Bulletin Board under the symbol MDSC. As of November 30, 2004, there were approximately 738 holders of record of our Common Stock. The following table sets forth the high and low bid prices for our Common Stock for the periods indicated as reported by the OTC Bulletin Board. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

                                                           High             Low
                                                           ----             ---
Fiscal Year-Ended February 28, 2003
     First Quarter                                        $ 0.13          $ 0.10
     Second Quarter                                         0.08            0.08
     Third Quarter                                          0.08            0.07
     Fourth Quarter                                         0.26            0.24

Fiscal Year-Ended February 29, 2004
     First Quarter                                        $ 0.30            0.25
     Second Quarter                                         0.31            0.16
     Third Quarter                                          0.38            0.22
     Fourth Quarter                                         0.93            0.25

Fiscal Year-Ending February 28, 2005
     First Quarter                                        $ 0.90          $ 0.36
     Second Quarter                                         0.76            0.39
     Third Quarter                                          0.86            0.61
     Fourth Quarter (through December 14, 2004)             1.01            0.64

We have not paid any dividends on our Common Stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Subject to our obligations to the holders of our Convertible Preferred Stock (See "Description of Securities"), the holders of our Common Stock are entitled to dividends when and if declared by our Board of Directors form legally available funds. At present, we have no shares of our Preferred Stock issued or outstanding.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies & Estimates

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. Note 1 to the consolidated financial statements describes the significant accounting policies and methods used in the preparation of our consolidated financial statements.

We have identified the policies below as some of the more critical to our business and the understanding of our results of operations. These policies may involve a higher degree of judgment and complexity in their application and represent the critical accounting policies used in the preparation of our financial statements. Although we believe our judgments and estimates are appropriate and correct, actual future results may differ from our estimates. If different assumptions or conditions were to prevail, the results could be materially different from our reported results. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Use of Estimates

The preparation of our consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and equity and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates have a material impact on our financial statements, and are discussed in detail throughout our analysis of the results of operations.

In addition to evaluating estimates relating to the items discussed above, we also consider other estimates, including, but not limited to, patent licenses and their related costs including the maintenance of patent licenses and all costs incurred in connection with acquiring patents, patent licenses and other proprietary rights related to our commercially developed products, income taxes, and financing operations. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities and equity that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions. Additional information regarding risk factors that may impact our estimates is included under "Risk Factors."

Income Taxes

As part of the process of preparing our consolidated financial statements we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves us estimating our actual current tax expense together with assessing temporary differences resulting from differing treatment of items, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance. In the event that we determine that we would be able to realize deferred tax assets in the future in excess of the net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made.

Significant management judgment is required in determining the valuation allowance recorded against our net deferred tax assets, which consist of net operating loss carry forwards. We have recorded a valuation allowance of $4.4 million as of February 29, 2004, due to uncertainties related to our ability to utilize our deferred tax assets before they expire. The valuation allowance is based on our estimates of taxable income by jurisdiction in which we operate and the period over which our deferred tax assets will be recoverable.

Year Ending February 29, 2004 Compared To Year Ending February 28, 2003

Revenues

We had no revenues during our fiscal years ending February 29, 2004 ("2004 fiscal year") and February 28, 2003 ("2003 fiscal year"). Our primary focus was our continued development of our light-based technology.

General and Administrative Expense

General and administrative expenses increased approximately $312,000 or 55% during the 2004 fiscal year as compared to our 2003 fiscal year. This increase was comprised of the net increase and decrease in several key operating expense categories. Salaries and wages increased approximately $247,000 in the 2004 fiscal year when compared to the 2003 fiscal year. This increase is comprised of $102,500 in salary for Michael Engelhart, our new Chief Operating Officer, along with the reversal of salary and fringe benefit accruals in the prior year totaling $74,500 for the former Chief Operating Officer, Sidney Braginsky, who resigned in the prior fiscal year and noncash compensation charges of $70,000 relating to stock options. Travel and entertainment increased approximately $48,000 in the 2004 fiscal year when compared to the 2003 fiscal year. The increase was primarily the result of increased activity pursuing the establishment of co-promotional arrangements for the marketing, distribution and commercial exploitation of our cancer detection technology along with the promotional activities of raising capital to support these objectives. Professional fees increased approximately $27,000 in the 2004 fiscal year when compared to the prior fiscal year. The principal reason for the current increase related to annual professional fee costs, including accounting associated with financial and developmental activities. Other reasons for an increase in general and administrative expenses were the consulting costs of THM Consulting, approximating $10,000, increased transfer fees and printing costs approximating $8,000, along with an increase in occupancy costs of $6,000. The increase in general and administrative expense was offset by a decline in secretarial and financial consulting costs approximating $35,000 during the 2004 fiscal year when compared to the prior fiscal year. This decline was a result of the issuance of Common Stock at fair market value for secretarial services rendered to us during the 2003 fiscal year approximating $15,000 and the issuance of Common Stock at fair market value for financial consulting services rendered to us during the 2003 fiscal year approximating $20,000.

Research and Development Expense

Our research and development expense was approximately $26,300 for the 2004 fiscal year. This was a decrease of approximately $6,100 or 19% when compared to the prior fiscal year. During the 2004 fiscal year, approximately $11,700 in costs were associated with the Institute for Ultrafast Spectroscopy and Lasers Center for Ultrafast Photonics and Mediphotonics Laboratory of CUNY. In addition, we incurred approximately $14,600 of patent filing fees associated with RFCUNY during the current fiscal year.

Other Income (Expense)

Other income (expense) was approximately ($16,000) for the 2004 fiscal year as compared to other income of $168,231 for the 2003 fiscal year. In the 2003 fiscal year, we recognized as income $16,000 on the settlement of a $40,000 debt with the issuance of 160,000 shares of common stock at its fair market value of $24,000. In addition, during the 2003 fiscal year, we recognized as income $164,451 on the settlement of $283,484 debt with the issuance of 283,228 shares of common stock with a fair market value of $33,988 along with a payment of $85,045. No gains on the restructuring of payables were recorded in the 2004 fiscal year.

Income Tax Benefit

In the 2003 fiscal year, we recognized an income tax benefit approximating $217,700 under the State of New Jersey Technology Business Tax Certificate Program ("NJ Tax Program"). The program allows emerging technology and biotechnology companies to sell their unused state net operating losses to corporate taxpayers in New Jersey. The proceeds have been used to pay approximately $31,300 to an officer for prior loans to us with the balance approximating $186,400 to be used for general operations. No income tax benefit under the NJ Tax Program was recorded in the 2004 fiscal year, since we completed the Program in the 2003 fiscal year.

Six Months Ending August 31, 2004 Compared to Six Months Ending August 31, 2003

Revenues

We had no revenues during the six month periods ending August 31, 2004 and 2003, during which time our primary focus has been the continued development of our light-based technology.

General and Administrative Expense

General and administrative expenses increased approximately $484,500, or 148%, during the six month period ending August 31, 2004 ("2004 Sixth-Month Period") as compared to the six month period ending August 31, 2003 ("2003 Sixth-Month Period"). This increase was comprised of a net increase in several key operating expense categories. Salaries, wages and payroll related costs increased approximately $75,000 in the 2004 Six-Month Period when compared to the 2003 Sixth-Month Period. This increase is represented by developmental payroll costs associated with our wholly owned subsidiary, Medi-Photonics, approximating $38,500, plus a full six month's salary in 2004 for Michael Englehart, who became our Chief Operating Officer at the end of April 2003, representing a differential in costs between periods of $17,500, along with an increase in payroll related costs, including employment taxes approximating $19,000. Professional fees increased approximately $46,000 during the 2004 Sixth-Month Period when compared to the 2003 Sixth-Month Period. The principal reasons for the current increase related to annual professional fee costs including professional fee costs associated with the registration of our securities and increased accounting activities associated with financial and development activities. Administrative and secretarial costs increased approximately $43,000 during the 2004 Sixth-Month Period compared to the 2003 Sixth-Month Period. This increase is a result of the issuance of Common Stock at fair market value for secretarial services rendered to the Company approximating $33,000, plus accruals of $10,000 incurred during the 2004 Sixth-Month Period. Also included in the increase in general and administrative expenses is an increase in consulting costs of approximately $320,000, during the 2004 Sixth-Month Period when compared to the 2003 Sixth-Month Period, which comprised of approximately $287,000 of deferred costs amortized as an expense plus an increase in other consulting costs expended approximating $33,000 associated with corporate management, marketing opportunities, product development, corporate funding and FDA clinical trials.

Advertising, Travel and Marketing Expense

Advertising, travel and marketing decreased approximately $12,000, or 24%, in the 2004 Sixth-Month Period when compared to the 2003 Sixth-Month Period. This decrease was primarily the result of decreased activity pursuing the establishment of co-promotional arrangements for the marketing, distribution and commercial exploitation of cancer detection technology, along with the promotional activities of raising capital to support these objectives.

Debt Conversion Inducement Expense

The Company made an inducement offer to a creditor to convert all of its then outstanding notes. On March 8, 2004 the creditor accepted the offer to convert the principal amount of $150,045 plus related interest of $35,470 to 1,460,000 common shares. In connection with the inducement offer and related conversion, the Company recognized a non-cash expense of $58,555 during the 2004 Sixth-Month Period.

Research and Development Expense

Research and development expense increased approximately $201,000 during the 2004 Sixth-Month Period when compared to the 2003 Sixth-Month Period, due principally to the increase in research funding provided by us through Medi-Photonics to RFCUNY under a one-year project agreement for research and development in the area of optical biopsy for the development of a commercially viable CD-Ratiometer and adjunctive technology.

2004 Liquidity and Capital Resources

We had a deficiency in working capital as of February 29, 2004 of approximately $1,924,000 compared to a deficiency of approximately $2,506,000 at February 28, 2003 or a decrease in the deficiency of approximately $582,000 for the 2004 fiscal year. The decrease in the deficiency was primarily comprised of the net proceeds received of $1,500,000 in a private placement, which funded a net operating loss of approximately $924,000 with the remainder applied to a reduction in accrued liabilities. The deficiency is primarily comprised of accruals for professional fees, consulting and general obligations, and salaries and wages.

Cash flows from financing activities was $1,571,000 for the year ended February 29, 2004, which primarily related to proceeds from a $1.5 million private placement of convertible preferred stock. The proceeds will be used for the clinical development of certain prototypes, regulatory, medical and scientific affairs, market research, and working capital.

The Company had a deficiency in working capital as of August 31, 2004 of approximately $1,960,000 compared to a deficiency of approximately $1,924,000 at February 29, 2004 or an increase in the deficiency of approximately $36,000 for the 2004 Six-Month Period. The increase in the deficiency was primarily comprised of a decrease of approximately $569,000 in current assets primarily comprised of cash and prepaid expenses, as compared to a decrease of $533,000 in current liabilities, which were primarily comprised of accrued liabilities and other loans. The deficiency is primarily comprised of accruals for professional fees, consulting, salaries and wages and general obligations.

Cash flows from financing and investing activities was $0 for the six months ended August 31, 2004, whereas cash outflows approximated $1,033,000 for operating activities for the six months ended August 31, 2004.

Our ability to continue our operations is largely dependent upon obtaining regulatory approval for the commercialization of our cancer detection technology. There can be no assurance as to whether or when the various requisite government approvals will be obtained or the terms or scope of these approvals, if granted. We intend to defray the costs of obtaining regulatory approval for the commercialization of such technology by the establishment of clinical trial arrangements with medical institutions. We intend to continue to pursue the establishment of co-promotional arrangements for the marketing, distribution and commercial exploitation of its cancer detection technology. Such arrangements, if established, may include up-front payments, sharing of sales revenues after deduction of certain expenses, and/or product development funding. Our management anticipates that substantial resources will be committed to a continuation of our research and development efforts and to finance government regulatory applications. While management believes that we will obtain sufficient funds to satisfy our liquidity and capital resources needs for the short term from the private placement of our securities and short term borrowings, no assurances can be given that additional funding, or capital from other sources, such as co-promotion arrangements, will be obtained on a satisfactory basis, if at all. In the absence of the availability of financing on a timely basis, we may be forced to materially curtail or cease our operations. Our operating and capital requirements, as described above, may change depending upon several factors, including: (i) results of research and development activities; (ii) competitive and technological developments; (iii) the timing and cost of obtaining required regulatory approvals for our products;
(iv) the amount of resources which we devote to clinical evaluation and the establishment of marketing and sales capabilities; and (v) our success in entering into, and cash flows derived from, co-promotion arrangements.

                                    BUSINESS

Background

We were incorporated in the State of New Jersey in March 1971 under the name Cardiac Techniques, Inc. and acquired in September 1971 in exchange for shares of common stock all of the capital stock of Mediscience Technology Corp., a Delaware corporation, to develop a cardiac monitor, catheter and aggregometer. In November 1971, the assets of Mediscience Technology Corp. were transferred in liquidation to us and we changed our name from Cardiac Technologies, Inc. to Mediscience Technology Corp. to develop and manufacture sophisticated medical devices.

We are principally engaged in the design and development of medical diagnostic instruments that detect cancer in vivo in humans by using light to excite the molecules contained in tissue and measuring the differences in the resulting natural fluorescence between cancerous and normal tissue. On December 1, 1988, we acquired all the outstanding stock of LDI, which is now a wholly owned subsidiary. The principle asset of LDI was the ownership of a U.S. patent application entitled "Method and Apparatus for Detecting Cancerous Tissue Using Visible Luminescence," which patent (our "516 patent") was subsequently granted in 1990 and 1998 and expanded from 9 to 59 claims in a reexamination of that patent. Our 516 patent expires in 2010. Our research and development activities are centered around the expansion of this patent and other patents either acquired subsequently from RFCUNY by us or for which we are the exclusive licensee from RFCUNY.

We acquired two exclusive world-wide licenses for U.S. patent applications filed by RFCUNY: "Stokes-Shift Fluorescence Spectroscopy for Detection of Disease and Physiological State of Specimen" and "Three-Dimensional Radiative Transfer Tomography for Turbid Media, which, when issued, would extend our core technology in the optical biopsy field. Our claim of priority right runs for a twenty year period from February 5, 2003 thus providing our optical biopsy patent protection for that period.

We have successfully conducted preclinical and clinical evaluations which continue to support our belief that our proprietary technology, when fully developed, will be useful in the screening and diagnosis of cancer. We also believe that our technology, if successfully developed, will have substantial commercial appeal due to its non-invasive character, its delivery of immediate, real time results, its enhanced diagnostic sensitivity and specificity and its appeal to physicians who can generate additional office revenues that currently accrue to off site pathology laboratories.

On January 6, 1997, we received approval from the FDA of our Investigational Device Exemption application to initiate human Phase II clinical trials with our CD Ratiometer medical device for early stage detection of cancer. This trial has not been initiated because of the lack of funding.

On January 25, 1999 the FDA classified our CD Ratiometer as a non-significant risk device for human trial Phase I clinical investigation of the biological basis of fluorescence as applied to medically significant female OBGYN health issues. This pilot study is being conducted under a research agreement with Yale University and RFCUNY.

On December 11, 2003 the FDA, after audit review, qualified us as a small entity allowing reduced or waived FDA fees for our 2004 medical device 510k or other market approval submissions and our participation in expedited FDA review through FDA clinical inspections conducted independently by third party FDA approved "accredited" persons, directly employed by us.

Strategy

Our strategy is to commercialize early cancer detection devices based upon our technology, completed and in process prototypes and expertise in the area of fluorescent imaging. We formed Medi-Photonics on February 19, 2004 in New York, as a wholly owned subsidiary to commercialize our CD Ratiometer, a device to be used for the molecular detection of cervical cancer and physiological change. We are currently in the final stages of testing the CD Ratiometer and have submitted pre-IDE materials for detecting cervical cancer to the FDA. We currently expect an IDE meeting to take place in January 2005 and thereafter to begin conducting clinical trials with the CD Ratiometer during the first quarter of 2005.

We are also continuing our research and development efforts in cancer detection devices for the prostate, colon and esophagus. We are in various stages of fund raising and business development activities with potential distributors, strategic partners and strategic and financial investors. We believe that our technology will be broadly applicable in cancer screening and diagnosis. We are preparing to submit an application for 510k exemption, however presently, each approved labeled indication requires a separate PMA, which is a time-consuming and costly process. We regard our "516" and other related patents as pioneering, blocking and dominant in the area of cancer diagnosis using fluorescence spectroscopy both in-vivo and in-vitro.

We continue to seek additional funding through present and new equity capital from institutional and individual professional investor groups.

In early November 2004, we entered into, through our Medi-Photonics subsidiary, a collaborative research and development agreement to jointly develop the "compact phototonic explorer" or pill camera for medical and non-medical applications with Infotonics. The initial development initiative would be to create an ingestible photonic pill for the detection of early stage cancer of the digestive tract.

Products and Technology

                                 Our Technology

Optical biopsy is a novel approach based on optical spectroscopy to diagnose the state of a tissue in vivo without removing the tissue from the body, or after the in vitro tissue has been removed from the body. We possess the foundations for optical biopsy by developing technology based on UV-visible fluorescence, excitation, Raman, time-resolved, diffuse reflectance, and most recently, Stokes shift spectroscopies. Using the appropriate wavelengths, at this time, optical biopsy can determine whether a tissue is malignant, dysplastic (pre-cancer) or benign; in addition to whether it is invasive cancer. Seminal patents have been issued over the years for various approaches to optical biopsy.

We have characterized the fluorescence signatures from normal and malignant tissue from multiple organ sites and developed algorithms to distinguish malignant tissue from normal tissue. The onset of carcinogenesis causes molecular and structural changes in tissues. These molecular and structural changes can be observed in the differences in the fluorescence spectra between benign, precancerous and cancerous tissues. The important diagnostic fluorophores found in human tissue include several amino acids, proteins and other biomolecules (i.e. tryptophan, collagen, nicotinamide adenine dinucleotide, elastin, flavins and porphyrins). Optical biopsy offers some significant improvements over classical methods. It does not require removal of tissue, results are available in real time, and it is highly sensitive to changes occurring on a sub millimeter size scale. Our instrumentation is lamp-based and does not require the use of lasers. The use of broad band UV-visible lamps as an excitation source extends the capability of the technology by allowing the instrumentation to probe multiple fluorophores. Our instrumentation permits acquisition of emission, excitation, diffuse reflection, and, the recently developed, Stokes shift spectra for enhanced diagnostic accuracy.


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In vitro studies have been performed on breast, cervical, oral cavity, esophageal, colon and lung tissue in collaboration with Sloan Kettering Memorial Hospital ("Sloan Kettering") (oral cavity, breast); New York Eye and Ear Infirmary (oral cavity); Weill Medicine College of Cornell University, New York Hospital and Columbia Presbyterian Hospital (now New York - Presbyterian Hospital) (esophageal and digestive tract); St. Vincent's Hospital of Staten Island and Hackensack University Medical Center (prostate). In the in vitro studies, the accuracy (sensitivity) of our fluorescence methods varied from 87% to 97% and the specificity varied from 87% to 100%. The results of our research have been confirmed by researchers at other universities, who have employed our type of technology.

In an in vitro study of the esophagus, fluorescence measurements were able to differentiate between normal, Barrett's, dysplastic and adenocarcinoma tissue specimens. In similar research, an animal study performed by CUNY and Sloan Kettering, using a rat esophageal model demonstrated that fluorescence could detect precancerous changes in the rat esophagus prior to any visual indication of malignancy. The in vivo oral cancer study at Sloan Kettering was able to discern differences between normal healthy controls and "normal" appearing contra lateral sites in oral cancer patients. A preliminary study performed at CUNY Center for Advanced Technology, which focused on in vitro breast cancer specimens, demonstrated that fluorescence spectroscopy could identify different types of breast cancer. In this study, spectral differences were observed between invasive carcinoma, mixed invasive and in situ carcinoma, fibroadenoma and normal breast tissues. This study showed that diffuse reflectance spectra reflected differences in proteins and DNA from tissues with different disease states. A larger study, involving a greater number of specimens with a more detailed histopathological analysis should be implemented to confirm these results. Currently, we are in the process of completing a final prototype for CD Ratiometer cervical cancer FDA trials. We currently have instrumentation which may probe the following in vivo organ sites: oral cavity, cervix, aerodigestive tract and colon. Use in the aerodigestive tract and colon requires that our instrumentation be coupled to an endoscope. We have already coupled our instrumentation to a GI tract endoscope.

                                  Our Products

We believe that our CD Ratiometer will be commercially viable in the areas of cervical, full spectrum GI and oral that employ our technology for cancer screening and diagnosis and which are based upon a scanning component ("CD Scan"), and a mapping component ("CD Map"). The CD Ratiometer device uses lamplight to provide a broad spectrum of safe, scanning excitation light wavelengths to insure that the appropriate target tissue molecules are sufficiently fluoresced to provide maximum diagnostic sensitivity. A fiber optic probe is attached to the CD Ratiometer device to transmit the optical excitation signal and to retrieve the native fluorescence response. We believe that the CD instruments have a great deal of versatility and a broad range of potential alternative applications depending on the preferred configuration of the fiber optic probe. For example, the fiber optic probe can be configured as a convenient hand held probe for easy-to-access areas such as the oral cavity or the skin surface, or the optical fiber can be fed down the working channel of a rigid or flexible endoscopes for assessment of the upper or lower GI tract, through a cystoscope for study of the urinary tract, a colposcope for gynecological evaluation or a laparoscope's for evaluation of internal organs, and even through a core biopsy needle to optically assess breast tumors or other deep tissue tumors, such as sometimes occur in the pancreas, liver or prostate. The CD Scan product prototype is oriented to medical research. It is designed to provide optical scanning capability over a broad spectrum of optical wavelengths for evaluation of tissue. We use the CD Scan whenever possible to help define the critical scanning and emission wavelengths for our prototypes product.


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

The CD Ratiometer is designed as a simple, compact instrument with user-friendly features and characteristics to optically assess scanned tissue at pre-established optical wavelengths and to instantaneously report out a "yes" "no" or "maybe" result on a computer screen. We expect that the CD Ratiometer with its anticipated assortment of disposable probe designs will be the preferred product for medical practitioners to use in the office or clinical setting.

The CD Map is a vision instrument designed to optically interrogate an area of tissue rather than selective individual points. Although it is at an earlier stage of design than either the CD Scan or CD Ratiometer, it is expected to report out similar results but in the form of a colored map on a computer screen distinguishing normal areas from abnormal areas via color differentiation. If we are successful in developing the CD Map, we expect it to be especially useful in assisting cancer surgeons in clearly defining the surgical margins of tumors, real time, during cancer surgery without the use of extrinsic dyes, drugs or other invasive agents.

Research and Product Development

The potential utility of native tissue fluorescence spectroscopy for in vivo cancer detection in humans was first discovered in the early 1980s by Professor Robert R. Alfano, Distinguished Professor of Physics and Engineering at CUNY, and a principal shareholder of our Company. Subsequent to our acquisition of LDI from Dr. Alfano in 1988, we entered into a research agreement with RFCUNY to provide us with research and development services. In 1992, we established, together with CUNY and RFCUNY, the Mediphotonics Laboratory at CUNY ("MPL") to provide research and development services in the area of tissue spectroscopy and cancer detection and other biological applications.

The staff of MPL, which is supervised by Dr. Alfano, developed and continues to develop our current CD Ratiometer prototype device. MPL has also conducted in vitro, pre-clinical testing of various human tissue types such as breast, cervical, colon and the upper aerodigestive tract, to develop the preferred optical scanning and emission wavelengths that yield the most definitive information about the native fluorescence characteristics of specific scanned tissue. The insight gained from this work has been the principal source of knowledge for the subsequently issued and pending patents which we either own outright or with respect to which we possess a world wide exclusive license and which we regard as pioneering and blocking in the area of cancer diagnosis using fluorescence. The information derived from this work was also the source for a number of scientific papers published in peer-review journals and for presentations made at scientific symposia. This in-vitro pre-clinical research and development work also provided the starting basis for the optical scanning parameters for our in vivo human clinical studies.

In May 2004, Medi-Photonics entered into a one-year project agreement with RFCUNY, pursuant to which RFCUNY will apply its research and development to complete production of an updated CD Ratiometer and related technology to be used in our optical biopsy (for which we will seek FDA approval for marketing in the U.S.), including the testing of the CD Ratiometer on ex vivo human tissue specimens. Under the terms of the Agreement, we are granted an exclusive world-wide license, with the right to grant sublicenses to make, use and sell patented imaging product technology for molecular detection of cancer and physiological change.

Clinical Development

Our CD Ratiometer product is designed primarily to be used directly on human patients in vivo. Part of the process of product development and FDA approval is the development of sufficiently compelling clinical evidence to demonstrate safety and effectiveness of our prototype CD Ratiometer product for each intended diagnostic application (labeled or intended use). Because of the anticipated clinical utility of our technology and prototype CD Ratiometer product, we have been able to develop important collaborative relationships with some of the most highly regarded cancer center research hospitals in the United States to assist in the clinical evaluation of our prototype products. These institutions include Sloan Kettering, Columbia Presbyterian Hospital and the New York Hospital (Cornell Medical Center), each of New York, and the Massachusetts General Hospital (Harvard Medical School) in Boston.

A Phase I clinical feasibility study of the upper aerodigestive tract was carried out at Sloan Kettering. It was established in this study that our CD Ratiometer prototype product is able to distinguish between cancerous and normal tissue in the oral cavity using its technology. A Phase II clinical study in the upper aerodigestive tract is scheduled to begin when funding is available.

Business Development and Marketing

More than 120,000 new cancer cases are diagnosed annually in the United States according to the American Cancer Society. It is estimated by Theta Corporation, a market research firm, that as many as one-third of the 85 million people currently alive in the United States will develop cancer during their lifetimes. In 2003, 9.6 million Americans were living with cancer with the medical cost of cancer care and treatment in the United States estimated at $64.2 billion according to the American Cancer Society. Cancer therapy has progressed rapidly in recent years but the axiom that early diagnosis is critical for successful treatment for the majority of cancer types still remains true. According to the Centers for Disease Control and Prevention, cancer screening and early detection could reduce cervical cancer deaths by 60%.

Although several cancer screening techniques have been developed for the early indication of various types of cancer in humans, such as, mammography for breast cancer, PAP tests for cervical cancer, PSA tests for prostate cancer and chest x-rays for lung cancer, excision biopsy is still the "gold standard" for making a definitive cancer diagnosis and for cancer staging, i.e., determining the extent of the progression of the disease prior to mapping out the most appropriate course of therapy.

The excision biopsy, however, often requires a significant amount of surgical intervention to collect an adequate tissue sample to make a proper diagnosis and staging determinations. The process can sometimes expose the patient to unnecessary risks, lengthy hospital stays, long recovery times, pain and discomfort and significant health care expense. We believe that our technology offers the potential of a less physically invasive method to diagnose and stage a variety of cancers without the excessive costs and potentially debilitating effects of excisional biopsy. The most widely practiced technique for definitive diagnosis of breast cancer, the leading cause of death among American women between the ages of 40 and 55, is open surgical biopsy (a specific type of biopsy) which is done under a general anesthetic and typically results in surgical excision of a golf ball-sized mass of breast tissue. About 800,000 such procedures are performed annually in the United States at an estimated annual cost of between $2 billion and $4 billion. If we can successfully adapt our technology to diagnose and stage breast cancers, we believe use of our technology will save up to half the current cost by reducing and /or eliminating extensive hospital stays and frequency of surgery as well as impacting significantly the amount of patient discomfort for those patients medically determined to have cancer, and eliminate most of the trauma for the 70% to 80% of the patients who are found not to have cancer.

We believe that our technology incorporated into the prototype CD Ratiometer product will be useful in diagnosing and staging for more than half of the various types of cancers. In addition to the pre-clinical and clinical evaluations currently projected or already completed, i.e., upper aerodigestive tract, breast and esophagus, we are in the process of creating a prioritized list of other potential applications to evaluate on a pre-clinical basis. If successful, on a pre-clinical basis, we contemplate progressing to the clinical evaluation phase and PMA application phase.

We currently plan to develop our CD Ratiometer product for diagnostic applications (sometimes referred to as "labeled indications"), that we will ultimately market for our own account in the United States. In addition, we currently plan to co-develop one or more of our prototype CD Ratiometer product for specific cancer diagnostic applications with one or more selected other companies. We have nurtured relationships with a small number of highly qualified companies which have expressed interest in working with us to co-develop our existing CD Ratiometer prototype product or possible variations thereof in exchange for certain as yet undetermined rights to commercially exploit a finished approved product in the marketplace or a geographic segment thereof.

We have, in the past, and continue to presently encourage these possible collaborations especially with firms that have strong existing franchises in certain specialized fields of diagnosis and treatment and which have established reputations with prospective purchasers of diagnostic products and proven selling, marketing and distribution capabilities. We expect the development of such strategic relationships, if any, to add value by leveraging our financial resource base with development and licensing revenues that we can then use to help fund the development of our own products.

We also believe that there is a market for our CD Ratiometer product in the European Union and Asia. We currently contemplate making a concerted effort to identify one or more possible licensees to help develop our products or variations thereof for the key markets of the European Union during 2005-2006. We also currently intend to make a preliminary investigation of the potential for our products in Asia and if the findings are positive, will develop a strategy for exploiting our technology in that region as well.

Manufacturing

Our prototype products have been assembled to date by the staff of the MPL at CUNY from components that are generally readily available from one or more sources in the marketplace. We contemplate continuing with this approach until the quantity of devices projected to be required makes it appropriate and necessary to find a contract manufacturer. Although additional design improvements will likely be required to refine the current prototype products for commercial use, we still believe that the key components will be available from one or more suppliers.

We currently plan to outsource the manufacture and assembly of our medical device products to contract manufacturers (when it is no longer feasible for MPL to perform that service) familiar with the regulatory requirements of the FDA for the manufacture of medical devices, which are registered and in good standing with the FDA and employ Good Manufacturing Practices ("GMP") in accordance with FDA guidelines. Additionally, an opportunity for a business arrangement with a marketing co-developer could involve the manufacture or our products as well.

Competition

The development of minimally diagnostics for cancer detection is driven by a critical need for more cost effective screening procedures with increased sensitivity and specificity. We believe in-vivo tissue auto fluorescence spectral analysis is a paradigm shift emerging diagnostic technology with clear potential to favorably impact health care clinical outcomes as well as economics. Despite our belief that we have a seminal and dominant intellectual property position (in the United States), there is intense competitive activity in this area, with at least seven companies to date conducting active research and development programs in this area.

Competition in cancer detection is significant. Current screening systems are dominated by the Pap smear and colposcopy, which are well established and pervasive. Improvements and new technologies for cervical cancer detection, include Digene Corporation's Human Papilloma Virus testing and Cytyc Corporation's Thin-Prep. In addition, there are other companies and institutions attempting to develop products using forms of biophotonic technologies in cervical cancer detection including Spectrx Inc, MD Anderson and University of Michigan. We seek to continue to develop devices that are more accurate, easier to use and/or less costly to administer to create and maintain a competitive advantage.

We are aware of other approaches to cancer screening based on X-ray, CT, ultrasound, magnetic resonance and radionuclide imaging technologies. However, these technologies are based on the detection of intra-tissue structural abnormalities and are not ideally suited to the evaluation of tissue surface lesions. Our proprietary approach based on imaging and analysis of autofluorescence native spectra represents a new diagnostic paradigm. It offers the promise of providing a more cost effective and user friendly screening procedure with increased sensitivity and specificity, and ultimately, of replacing excision biopsy as the diagnostic standard.

While we believe that we have a dominant intellectual property position that will ultimately permit us to achieve leadership in this important new area, competition from both new and established firms will continue to be intense. Many of these firms have greater resources than us, and more experience in the field of cancer diagnostics. There can be no assurances that our technology, even if developed successfully, will be accepted commercially in the marketplace.

Government Regulation

On December 11, 2003, the FDA, after audit review, qualified us as a small entity allowing reduced or waived FDA fees for any medical device 510k or other market approval submissions and our participation in expedited FDA review through FDA clinical inspections conducted independently by third party FDA approved "accredited" persons, directly employed by us.

The FDA classifies medical devices into one of three classes, Class I, II, or
III. This classification is based on the controls deemed necessary by the FDA to reasonably insure the safety and effectiveness of the device. Class I devices are those whose safety and effectiveness can be reasonably ensured through the use of general controls, such as labeling, adherence to GMP requirements and the "510k" process of marketing pre-notification. Class II devices are those whose safety and effectiveness can reasonably be ensured through implementation of general and special controls, such as performance standards, post market surveillance, patient registries, and FDA guidelines. Class III devices are those devices that must receive PMA to insure their safety and effectiveness. They are generally life-sustaining, life-supporting, or implantable devices, and also include devices that are not substantially equivalent to a legally marketed Class I or II device or to a Class III device first marketed prior to May 28, 1976 for which a PMA has not yet been requested by the FDA.

We believe that the projected clinical indications for our native tissue fluorescence spectroscopy device (CD Scan, CD Ratiometer and CD Map) will cause such devices to be classified as Class I or II devices because they display substantial equivalency to a legally marketed Class I or II device or a pre-1976 Class III device. If we fail to meet Class I or II classifications and do not qualify for the 510k process of regulatory compliance we will be obliged to submit a full PMA to the FDA for its review.

FDA review and approval of PMA applications usually takes from 12 to 24 months after such applications are submitted and considered "complete" (meaning that they are sufficiently in compliance with filing requirements that the FDA will substantively review the application) but may take longer and on rare occasions can take less time. Additional delay often results from insufficient clinical data to satisfactorily prove safety and effectiveness for the proposed intended use of the device and it is not unusual for an applicant to be required to produce additional data to satisfy an objection raised by the FDA in its review process prior to granting a PMA.

We are in the final stage of production of our prototype CD Ratiometer for clinical testing in humans. We are in the process of completing our final protocol and approaching the FDA for a IDE meeting (which we currently anticipate to take place in January 2005) for the CD Ratiometer for cervical cancer testing. We currently expect to commence human clinical trials in the first quarter of 2005.

Although we believe that our cancer diagnostic products will ultimately be approved, there is no assurance the FDA will act favorably or quickly in making such reviews of our products. We may encounter delays or unanticipated costs in our efforts to secure governmental approvals or licenses, which could delay or possibly preclude us from marketing our CD Ratiometer product.

To the extent that we intend to market our CD Ratiometer product in foreign markets, we will be subject to foreign governmental regulations, with respect to the manufacture and sale of our medical device products. We cannot accurately estimate the cost and time that will be required in order to comply with such regulations.

Patents and Proprietary Rights

On April 14, 2003 we acquired the exclusive world-wide license for U.S. patent application "Stokes-Shift Fluorescence Spectroscopy for Detection of Disease and Physiological State of Specimen." The patent was also filed by us under the Patent Cooperation Treaty for European Union approval on January 23, 2004 which, if and when issued, would extend our core technology in optical biopsy patent protection for an additional 17 years.

The medical device industry places considerable importance on obtaining patent protection and protecting trade secrets for new technologies, products, and processes because of the substantial length of time and expense associated with bringing new products through development and regulatory approval to the marketplace. Accordingly, we or RFCUNY file patent applications to protect technologies that we believe to be significant to the development of our business. We either own or hold exclusive licenses to 27 U.S. patents and 1 patent in Japan, and have rights to exclusively license an additional 10 U.S. patents pending. There can be no assurance, however, that the pending patent applications will ultimately issue as patents, or if patents do issue, that the claims will be sufficiently broad to protect our proprietary rights. In addition, there can be no assurance that issued patents or pending patent applications will not be challenged or circumvented by competitors, or that the rights granted thereunder will provide competitive advantage to us.

We also rely on trade secrets and know-how that we seek to protect in part, through the use of confidentiality agreements. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and know-how will not otherwise become known to or independently developed by competitors.

Third Party Reimbursement

If we are successful in completing the development of our screening and diagnostic technology, and this technology is subsequently incorporated into medical devices that are used by health care providers for screening and diagnostic testing for which the providers may seek reimbursement from third-party payers, primarily in the United States through federal, state, medicare, medicaid and private health insurance plans, and in other countries, typically national government sponsored health and welfare plans, such reimbursement will be subject to the regulations and policies of governmental agencies and other third-party payers. Reduced governmental expenditures in the United States and in other countries continue to put pressure on diagnostic procedure reimbursement. We cannot predict what, if any changes, may be forthcoming in these policies and procedures, nor the effect of such changes on our business potential.


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

Other Technologies and Other Applications

In addition to our developments in native tissue fluorescence spectroscopy we have also invented certain other potentially useful diagnostic optical imaging technology. The optical imaging technology uses laser light to image dense tissues by capturing the early photons of light shown through the imaged tissue and gating off the scattered, later arriving light, which reduces the interference and results in clearer images than can be traditionally be seen using currently available optical imaging technologies, such as, computed tomography scanning or x-rays or mammograms.

Our Patents

                      Medical Diagnostic Optical Technology

US Patent Pending "Stokes-Shift Fluorescence spectroscopy for detection of disease and physiological state of specimen".

#5,042,494, August 27, 1991, Method and Apparatus for Detecting Cancerous Tissue using Luminescence Excitation Spectra, R. R. Alfano.

#5,131,398, July 21, 1992, Method and Apparatus for Distinguishing Cancerous Tissue from Benign Tumor Tissue, Benign Tissue or Normal Tissue using Native Fluorescence, R. R. Alfano, B. Das, G. Tang.

#5,261,410, November 16, 1993, Method for determining if a Tissue is a Malignant Tumor Tissue, a Benign Tumor Tissue, or a Normal Benign Tissue using Raman Spectroscopy, R. R. Alfano, C. H. Liu, W. S. Glassman.

#5,293,872, March 15, 1994, Method for Distinguishing between Calcified Atherosclerotic Tissue and Fibrous Atherosclerotic Tissue or Normal Cardiovascular Tissue Using Raman Spectroscopy, R. R. Alfano, C. H. Liu

#5,348,018, September 20, 1994, Method for determining if Tissue is Malignant as opposed to Non-Malignant using Time-Resolved Fluorescence Spectroscopy, R. R. Alfano, A. Pradhan, G. C. Tang, L. Wang, Y. Budansky, B. B. Das.

#5,413,108, May 9, 1995, Method and Apparatus for Mapping a Tissue Sample for and Distinguishing Different Regions thereof based on Luminescence Measurements of Cancer-indicative Native Fluorophor, R. R. Alfano.

#5,467,767, November 21, 1995, Method for Determining if Tissue is Malignant as opposed to Non-Malignant using Time-resolved Fluorescence Spectroscopy, R. R. Alfano, Asima Pradhan, G. C. Tang, L. Wang, Y. Budansky, B. B. Das.

#5,635,402, June 3, 1997. Technique for Determining whether a Cell is Malignant as opposed to Non-malignant using Extrinsic Fluorescence Spectroscopy, R. R. Alfano, Cheng H. Liu, Wei L. Sha, Yury Budansky.

#5,769,081, June 23, 1998, Method for Detecting Cancerous Tissue using Optical Spectroscopy and Fourier Analysis, R. R. Alfano, A. Katz, Y. Yang.


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

#5,849,595, December 15, 1998, Method for Monitoring the Effects of Chemotherapeutic Agents on Neoplasmic Media, R. R. Alfano, G. C. Tang, S. P. Schantz.

#5,983,125, November 9, 1999, Method and apparatus for in vivo examination of subcutaneous tissues inside an organ of a body using optical spectroscopy, R. R. Alfano, Y. Budansky.

#6,006,001, December 21, 1999, Fiber optic assembly useful in optical spectroscopy, R. R. Alfano, S. Demos, G. Zhang.

#6,080,584, June 27, 2000, Method and apparatus for detecting the presence of cancerous and precancerous cells in a smear using native fluorescence spectroscopy, Robert R. Alfano, Singaravelu Ganesan, and Yury Budansky.

#6,091,985, July 18, 2000, Detection of cancer and precancerous conditions in tissues and/or cells using native fluorescence excitation spectroscopy, Robert
R. Alfano, Singaravelu Ganesan, Alvin Katz, Yang Yuanlong.

                      Optical Imaging for Medical Purposes

US Patent Pending "Three-dimensional Radiative Transfer Tomography for Turbid Media."

#5,371,368, December 6, 1994, Ultrafast Optical Imaging of Objects in a Scattering Medium, R. R. Alfano, P. P. Ho, L. Wang.

#5,625,458, April 29, 1997, Method and System for Imaging Objects in Turbid Media using Diffusive Fermat Photons, R. R. Alfano, A. Y. Polishchuk.

#5,644,429, July 1, 1997 (see #5,371,368), 2-Dimensional Imaging of Translucent Objects in Turbid Media, R. R. Alfano, P. P. Ho, X. Liang.

#5,710,429, January 20, 1998, Ultrafast Optical Imaging of objects in or Behind Scattering Media, R. R. Alfano, Feng Liu, Q. Z. Wang P. Ho, L. M. Wang, X. Liang.

#5,719,399, February 17, 1998, Imaging and Characterization of Tissue based upon the Preservation of Polarized Light transmitted therethrough, R. R. Alfano, S.
G. Demos.

#5,799,656, September 1, 1998, Optical Imaging of Breast Tissues to enable the Detection therein of Calcification Regions Suggestive of Cancer, R. R. Alfano,
P. P. Ho, L. Wang, X. Liang, P. Galland.

#5,813,988, September 29, 1998, Time Resolved Diffusion Tomographic Imaging in Highly Scattering Turbid Media, R. R. Alfano, W. Cai, F. Liu, M. Lax, Bidyut B. Das.

#5,847,394, December 8, 1998, Imaging of Objects Based upon the Polarization or Depolarization of Light, R. R. Alfano, S. G. Demos.

#5,931,789, August 3, 1999, Time-resolved diffusion tomographic 2D and 3D imaging in highly scattering turbid media, Robert R. Alfano, Wei Cai, Feng Liu, Melvin Lax.

# 6,208,886 B1, March 27, 2001, Non-linear optical tomography of turbid media, Robert R. Alfano, Yici Guo, Feng Liu, Ping Pei Ho.


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

# 6,215,587, April 10, 2001, Microscope imaging inside highly scattering media, Robert R. Alfano, Gordon Anderson, Feng Liu.

The Company and CUNY Research Foundation have been diligent in the payment of maintenance obligations to the US Patent Office during the life of each of the Company's significant patents.

Employees

As of September 30, 2004, we had two full-time employees and our wholly-owned subsidiary, Medi-Photonics, had one part-time employee. None of our employees are covered by collective bargaining agreements and none are represented by labor unions. We believe that relations with our employees are good.

Properties

Our corporate headquarters are located in Cherry Hill, New Jersey. We have a month-to-month lease with Mr. Katevatis, our Chairman and Chief Executive Officer, for use of approximately 3,000 square feet of office space, pursuant to which we pay no rent but have assumed the obligation to pay all taxes, maintenance, insurance, utilities and repairs relating to such premises.

Medi-Photonics, our wholly-owned subsidiary, leases a corporate research and development office in New York City under a one-year lease agreement with CUNY, dated June 28, 2004, for approximately 300 square feet of office space which lease may be terminated by CUNY for any reason upon 60 days notice.

We believe that our current facilities adequately provide for our operations. If and when we expand our operations, we expect to require additional office space for sales, marketing and business development.

Legal Proceedings

We are not presently a party to any pending litigation, nor, to the knowledge of our management, is any litigation threatened against us which may materially affect our operations or business.

                                   MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

      Name                         Age           Position
      ----                         ---           --------

Sidney Braginsky                    61           Director

Peter Katevatis Esq.                71           Chairman of the Board,
                                                 Chief Executive Officer

John M. Kennedy                     67           Director, Vice President,
                                                 Chief Financial Officer

William Armstrong                   88           Director

      Name                         Age           Position
      ----                         ---           --------

Michael Engelhart                   42           Director, President,
                                                 Chief Operating Officer

Michael N. Kouvatas                 77           Director

John P. Matheu                      82           Director

Each director holds office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. Executive officers are appointed and serve at the discretion of the Board of Directors.

No compensation has been paid to any individual for services rendered as a director.

Sidney Braginsky has served as our President and Chief Operating Officer from July 2001 until April 2003 and as a director since 2001. Mr. Braginsky was with Olympus Optical Ltd., a multi-national corporation which develops medical devices and related drug delivery systems, for 27 years, most recently from 1991 to 2001 as chief executive officer, and from 1999 to July 2001 as president and chief executive officer of Olympus America. Mr. Braginsky serves on the board of Noven Pharmaceuticals, Redox Pharmaceuticals, Electro-Optical Systems, Inc., a medical device developer using light-based computer vision, photonics and statistical pattern recognition, Semrock, Inc., a manufacturer of biomedical optics, Viatronics Inc., a company involved in 3D medical imaging computer technology and Diomed Holdings, Inc., a company involved in minimal and microinvasive medical procedures.

Peter Katevatis has served as our Chairman of the Board of Directors and Chief Executive Officer since 1993 and as a director since 1981. Prior thereto from November 1983 until March 1996 Katevatis served as our President and Chief Executive Officer and from 1981 until his election as President and Chief Executive Officer in November 1983, Mr. Katevatis served as a Vice President. Mr. Katevatis was elected Treasurer of the Company in January 1996. Mr. Katevatis has been a practicing attorney in Philadelphia, Pennsylvania and Marlton, New Jersey, and is also licensed as an attorney in the State of New York and in the District of Columbia. Mr. Katevatis was a trustee of the New Jersey State's Police and Fireman Retirement Pension Fund from 1989 to 1996 and served as a member of the State of New Jersey Investment Council from 1990 to December 1992. Mr. Katevatis is a member of the American Arbitration Association, serves as an arbitrator with the National Association of Security Dealers and is a member of the National District Attorney's Association and the New York Academy of Science.

John M. Kennedy currently serves as a Vice President, Chief Financial Officer and Secretary of our company, and has been a director of the Company since 1982 and chairman of the audit committee since 2000. Mr. Kennedy served as Vice President since 1983, as Treasurer from 1984 to January 1996 and as Secretary since 1986. Mr. Kennedy is Chief Executive Officer of Pepco Manufacturing Co., a sheet metal fabricator for the electronics industry. Mr. Kennedy also was a director and member of the Audit Committee of First Peoples Bank of New Jersey from 1979 and also served as a member of its executive board until 1994 when Core-States Bank purchased First Peoples Bank.

William W. Armstrong has served as a director since 1978 and as a member of the audit committee since 2000. Mr. Armstrong has been in retirement since 1982 following a 36 year career as a research scientist with Pfizer Inc, a global consumer health care and pharmaceutical company. Since his retirement, Mr. Armstrong has continued to serve as a consultant to Pfizer, currently in the animal health division. Mr. Armstrong has been awarded 14 patents concerning therapeutic agent dosage delivery systems.

Michael Engelhart has served as our President and Chief Operating Officer and as a director since April 2003. From 2000 to 2003, Mr. Engelhart was the president and chief executive officer of THM Group, LLC, a firm providing strategic consulting services in the areas of business strategy, development and operations and product branding, launch and development. Prior thereto, Mr. Engelhart was president and chief executive officer of Redwood Capital Advisors Inc., a portfolio management firm and registered investment advisor.

John P. Matheu has served as a director since July 1996 and as a member of the audit committee from 2000 to October 2004. Mr. Matheu has been general partner and co-founder of Matco Associates, a consulting firm specializing in providing management consulting services to companies in the pharmaceutical, medical device and health care industries since 1990. Prior thereto, Mr. Matheu was employed by Pfizer Inc. from 1950 to 1984, where Mr. Matheu held a wide range of management positions primarily in distribution, marketing and sales, established and directed Pfizer's generic drug division and directed Pfizer Laboratories' 800 person field sales force, hospital marketing group and training department.

Michael N. Kouvatas has served as a director since 1971. For the past 10 years, Mr. Kouvatas has been an attorney with offices in Haddonfield, New Jersey and is a principal in various food operations in the Southern New Jersey area.

There are no family relationships between any of our directors or executive officers.

Executive Compensation

The following sets forth information for the three most recently completed fiscal years concerning the compensation of (i) the Chief Executive Officer and
(ii) all other executive officers who earned in excess of $100,000 in salary and bonus in the fiscal year ended February 29, 2004.

                           SUMMARY COMPENSATION TABLE

                                                               Long Term Compensation
                                                            ----------------------------
                                     Annual Compensation     Securities
                                    ---------------------    Underlying      All Other
                                                 Salary        Options     Compensation
Name and Principal Position          Year          $             (#)            ($)
---------------------------         ------     ----------   ------------  --------------
Peter Katevatis                      2004       $200,000          --         $60,450(1)
  Chairman and Chief Executive       2003       $200,000          --         $65,617(1)
  Officer                            2002       $200,000          --         $61,977(1)

Michael Engelhart                    2004       $105,500          --              --
  President and Chief Operating      2003             --          --              --
  Officer                            2002             --          --              --

----------
(1) Includes annual retainer of $50,000 for the provision of legal services, automobile expense of $774.00 and insurance of $9,676 for 2004; automobile expense of $6,779 and health insurance of $8,838 in 2003 and automobile expense of $7,318, automobile insurance of $705.00 and health insurance of $3,954 in 2002.

Employment Agreements

Peter Katevatis, our Chairman of the Board and Chief Executive Officer, has an employment agreement with us ending March 5, 2007. The Agreement provides that Mr. Katevatis will be compensated at an annual base salary of $200,000 (with an annual cost of living increase of no less than 6%) with a discretionary annual bonus in an amount to be determined in accordance with a formula to be agreed upon by the Board of Directors and Mr. Katevatis. The agreement may be terminated by us for cause upon ninety days notice and by Mr. Katevatis for any reason, and by us without cause, upon sixty days notice. If Mr. Katevatis is terminated by us without cause, he will be entitled to his base salary for the balance of the term of the Agreement and 200% of his annual bonus paid for the most recently ended fiscal year.

Michael Engelhart, our President and Chief Operating Officer, has an employment agreement with us ending April 23, 2006. The agreement may be renewed for additional one-year terms unless either party notifies the other at least 30 days prior to the end of the then current term of its desire to terminate the agreement. The agreement provides that Mr. Engelhart will be compensated at an annual base salary of $120,000 with an annual bonus to be awarded, at the discretion of the Board, in cash or our common stock at the election of Mr. Engelhart. The agreement may be terminated by us for cause and by Mr. Engelhart for any reason or by us without cause or in connection with a change of control of our company. If Mr. Engelhart is terminated by us without cause or upon a change of control, he will be entitled to receive compensation through the first anniversary of the date of termination or change of control, or if later, the expiration date of his employment contract. The agreement also provided for the grant to Mr. Engelhart of (i) a three-year incentive stock option to purchase 1,800,000 shares of our Common Stock at $1.00 per share which shall vest in 600,000 share increments upon our raising certain levels of equity investment based on our business plan, 380,000 share increments upon the achievement of certain critical milestones described in the employment agreement, or a combination thereof, provided that in no event shall Mr. Englehart be entitled to purchase in excess of 1,800,000 shares thereunder. Such option will fully vest upon a change of control, as defined in the agreement and (ii) a three-year non-qualified stock option to purchase 200,000 shares of our Common Stock at $0.25 per share.

Change of Control

Our 1999 Stock Incentive Plan and our 2003 Consultants Stock Option, Stock Warrant and Stock Award Plan provide that all outstanding options, warrants and restricted stock will become vested and immediately exercisable, in the case of options and warrants, or free from all restrictions, in the case of restricted stock, upon the change of control of our company.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following tables show the number of shares subject to exercisable and unexercisable stock options held by our executive officers as of February 29, 2004. The table also reflects the values of such options, which represent the positive spread between the exercise price of such options and $0.60 which was the closing price for our common stock on February 29, 2004 as reported by the OTC Bulletin Board.

                         Number Of
                         Securities         Percent of Total
                     Underlying Options    Options Granted to
       Name               Granted              Employees         Exercise Price    Expiration Date
------------------  --------------------  --------------------  ----------------  -----------------
Michael Engelhart        1,800,000                100%                $1.00            4/23/06

Michael Engelhart          200,000                100%                $0.25            4/23/06

Mr. Engelhart was granted a three-year option to purchase 200,000 shares of Common Stock at $0.25 per share pursuant to a stock option agreement dated April 23, 2003. Mr. Engelhart was granted a three-year option to purchase an aggregate of 1,800,000 shares of Common Stock at $1.00 per share which shall vest as to 600,000 shares when we have raised at least $5,000,000, $10,000,000 and $15,000,000, respectively, based upon our business plan, as to 380,000 shares when we have achieved certain critical milestones described in Mr. Englehart's employment agreement, or a combination thereof, pursuant to a stock option agreement dated April 23, 2003.

The market price on April 23, 2003, the date of grant of the option was $0.10 per share, which represents the mean between the closing price of our Common Stock on April 21, 2003 and the opening price on April 24, 2003 as reported on the OTC Bulletin Board. Our shares did not trade on April 22, 2003 or April 23, 2003.

                     UNEXERCISED OPTIONS AT FISCAL YEAR-END

                               Number of Shares Underlying            Value of Unexercised In-The-
         Name                Unexercised Options at Year-End           Money Options at Year-End
----------------------    -------------------------------------     --------------------------------
                               Exercisable / Unexercisable            Exercisable / Unexercisable
                          -------------------------------------     --------------------------------
   Michael Engelhart               200,000 / 1,800,000                        $70,000 /0

We do not have any other form of compensation for officers and directors, including any pension, retirement, stock bonus or other compensation plan.

                             PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of September 30, 2004 by (i) each person known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to such shares of Common Stock:

    Name and Address of                     Number of Shares             Percentage
      Beneficial Owner                     Beneficially Owned        Beneficially Owned
-----------------------------           ------------------------  ------------------------
William W. Armstrong
P.O. Box 607
Tupper Lake, NY 12986                            355,200(1)                   *

Sidney Braginsky
6 Stoney Court
Dix Hills, NY 11746                                    0                      0

Michael Engelhart
161 North Franklin Turnpike
Ramsey, NJ 07446                               2,000,000(2)                 3.7%

Peter Katevatis
1235 Folkestone Way
Cherry Hill, NJ 08034                          7,717,292(3)                14.3%

    Name and Address of                     Number of Shares             Percentage
      Beneficial Owner                     Beneficially Owned        Beneficially Owned
-----------------------------           ------------------------  ------------------------
John M. Kennedy
802 Chestnut Avenue
Somerdale, NJ 08083                            2,574,599                    4.8%

Michael N. Kouvatas
27 Kings Highway
East Haddonfield, NJ 08033                       550,666(4)                 1.0%

John Matheu
215 Longhill Drive
Short Hills, NJ 07078                            321,055(5)                   *

All directors and executive officers
as a group (7 persons)                        13,518,812                   24.8%

----------
*     Represents less than 1%

(1) Includes 6,000 shares held by Mr. Armstrong's wife for which Mr. Armstrong disclaims beneficial ownership.

(2) Represents shares issuable upon the exercise of a three-year stock option to purchase an aggregate of (i) 1,800,000 shares at $1.00 per share, which vests in 600,000 share increments upon our raising certain levels of equity, 380,000 share increments upon the achievement of certain critical milestones, or a combination thereof, and (ii) 200,000 shares at $0.25 per share.

(3) Includes (i) 5,349,794 shares issued pursuant to an anti-dilution agreement between us an Mr. Katevatis, (ii) 1,416,667 shares issued at $0.25 in lieu of salary and fees for legal services rendered to us by Mr. Katevatis, (iii) 552,664 shares issued in connection with a salary reduction required by the terms of a private placement of our stock, and
      (iv) 398,167 shares received in a cashless exercise of a stock option.

(4) Includes (i) 118,000 shares owned by Mr. Kouvatas's wife for which Mr. Kouvatas, disclaims beneficial ownership; and (ii) 40,000 shares currently in the estate of Mr. Kouvatas' son of which Mr. Kouvatas and his wife are beneficiaries.

(5)   Includes 300,000 shares subject to a stock option.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Katevatis is paid $50,000 for legal services rendered to us during each fiscal year. Mr. Katevatis received $50,000 for each of our fiscal years commencing in 1998 through 2004.

In July 2002, we entered into a month-to-month lease agreement with Peter Katevatis, our Chairman and Chief Executive Officer, for approximately 3,000 square feet for our corporate offices for which we pay no rent but have assumed the obligation to pay all taxes, maintenance, insurance, utilities and repairs relating to such premises.

Mr. Katevatis has agreed to forbear any and all collection action against us for accrued salary and fees including forgiveness of interest in exchange for the option of converting any such accrued salary and fees into our common stock at $0.25 per share. If we receive financing, Mr. Katevatis may elect to receive all or part of such accrued salary or fees in cash or common stock. As of September 30, 2004, accrued salary and fees amounted to $1,406,333 for Mr. Katevatis.

On December 1, 1988, we acquired from Dr. Robert Alfano, a principal shareholder, all of the issued and outstanding stock of LDI including the "Method and Apparatus for Detecting Cancerous Tissue Using Visible Luminescence" patent in exchange for 1,500,000 shares of our Common Stock. LDI is under a continuing obligation to pay a royalty in the aggregate amount of 1% of gross sales from any equipment made, leased or sold which embodies the concepts described in such patent to Michelle Alfano, Dr. Alfano's daughter.

On August 1, 2004, we entered into a thirteen-month consulting agreement with John Matheu, a director, a former member of the audit committee, pursuant to which Mr. Matheu will provide management consulting services to us. Mr. Matheu will be paid a monthly consulting fee of $4,166 during the term of the agreement, and received an option to purchase 300,000 shares of Common Stock at $1.50 per share.

On December 9, 2004, we entered into an Amended and Restated Employment Agreement with Michael Engelhart, a director and our President and Chief Operating Officer, which restated and amended the terms of the Mr. Engelhart's Employment Agreement with us to clarify the original intent of the parties with respect to the nature of the stock options granted to Mr. Engelhart thereunder.

                         DESCRIPTION OF THE TRANSACTIONS

On February 1, 2004, we sold 60 shares of our convertible preferred stock at a purchase price of $25,000 per share, for an aggregate purchase price of $1,500,000, to accredited investors in a private placement (the "Private Placement"). In March 2004, each share of convertible preferred stock purchased was converted into 100,000 shares of Common Stock. We agreed to register such shares of Common Stock on a registration statement (of which this prospectus forms a part).

On November 15, 2001, we entered into an agreement with Chesterbrook Partners Inc. pursuant to which, among other things, Chesterbrook Partners received five-year warrants to purchase an aggregate of 200,000 shares of Common Stock, at $0.25 per share, as compensation for shareholder support services provided to us during the period February 28, 1999 to November 15, 2001.

On each of December 3, 2001 and June 21, 2002, Chesterbrook Partners Inc. assigned all of its right, title and interest in a five-year warrant to purchase 100,000 shares of Common Stock for $0.25 per share to William M. Baker, a non-affiliated accredited investor. Mr. Baker exercised the warrants as to all of the shares of Common Stock on February 18, 2004 for an aggregate purchase price of $25,000. We have agreed to register such 100,000 shares of Common Stock on a registration statement (of which this prospectus forms a part).

On December 21, 2001 Chesterbrook Partners Inc. assigned all of its right, title and interest in a five-year warrant to purchase 50,000 shares of Common Stock for $0.25 per share to Lawrence B. Elgart, a non-affiliated accredited investor. Mr. Elgart exercised the warrant as to all of the shares of Common Stock on February 2, 2004 for an aggregate purchase price of $12,500. We have agreed to register such 50,000 shares of Common Stock on a registration statement (of which this prospectus forms a part).

On February 1, 2004, we entered into a Consulting agreement with Dr. Jeremy Rosen, under which we agreed to issue 325,000 shares of Common Stock as compensation for Dr. Rosen's medical/ FDA clinical advisory services for a period from February 1, 2004 to February 1, 2008 and to register such shares on a registration statement (of which this prospectus forms a part). The shares were issued to Dr. Rosen on March 8, 2004.

On February 1, 2004, we entered into a Consulting agreement with RT Consulting Services Inc., under which we agreed to issue 1,400,000 shares of Common Stock as compensation for RT Consulting Services Inc.'s medical/FDA engineering, manufacturing, and financial advisory services from February, 2004 to February, 2008 and to register the shares on a registration statement (of which this prospectus forms a part). The shares were issued to RT Consulting Services Inc. on March 8, 2004.

On April 1, 2004, we entered into a Consulting Agreement with Chesterbrook Partners Inc., under which we agreed to issue 200,000 shares of Common Stock as compensation for Chesterbrook Partners Inc.'s public relations and shareholder advisory services for our 2004 fiscal year through February 28, 2005 and to register the shares on a registration statement (of which this prospectus forms a part). The shares were issued to Chesterbrook Partners Inc. on May 5, 2004.

                              SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of September 30, 2004, by the Selling Shareholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each Selling Shareholder would own beneficially if all such offered shares are sold. The Selling Shareholders acquired their beneficial interests in the shares being offered hereby in transactions described under the heading "Description of the Transactions." Except as expressly set forth below, none of the Selling Shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Shareholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

                                           Shares of        Shares of      Shares of      Percentage of
                                         Common Stock        Common      Common Stock      Common Stock
                                          Owned Prior         Stock       Owned after      Owned After
Name and Address                          to Offering      to be Sold    the Offering      the Offering
----------------                          -----------      ----------    ------------      ------------
William Baker                              1,610,000         400,000       1,210,000            2.4%
P.O. Box 7432
Delray Beach, FL 33482

Marjorie R. Bleiden and                      100,000         100,000              -0-            -0-
Peter P. Ippoliti, Tenants in Common
5250 Windsor Park Drive
Boca Raton, FL 33496

Sean G. Burke                                100,000         100,000              -0-            -0-
208 Sunrise Drive
Wyckoff, NJ 07481

Young W. Chang                               200,000         200,000              -0-            -0-
439 Albany Court
West New York, NJ 07093

                                           Shares of        Shares of      Shares of      Percentage of
                                         Common Stock        Common      Common Stock      Common Stock
                                          Owned Prior         Stock       Owned after      Owned After
Name and Address                          to Offering      to be Sold    the Offering      the Offering
----------------                          -----------      ----------    ------------      ------------
Chesterbrook Partners Inc.                   200,000         200,000              -0-            -0-
P.O. Box 7432
Delray Beach, FL 33482

Lawrence B. Elgart                           150,000         150,000              -0-            -0-
254 Park Avenue South, Apt. 5M
NY, NY 10010

David Epstein                                400,000         400,000              -0-            -0-
300 East 85th Street, Apt 1903
NY, NY 10028

Financial Planning Analysts                  220,000         200,000          20,000              *
734 Walt Whitman Road,
Suite 301
Melville NY 11747

Liselotte Freidman                           100,000         100,000              -0-            -0-
5856 Vintage Oaks Circle
Delray Beach, FL 33484

Peter Friedman                               100,000         100,000              -0-            -0-
5856 Vintage Oaks Circle
Delray Beach, FL 33484

Carl D. Glaeser and Nancy N. Glaeser,        100,000         100,000              -0-            -0-
Tenants in Common
8 Van Mulen Street
Mahwah, NJ 07430

Peter P. Ippoliti Trust and                  100,000         100,000              -0-            -0-
Marjorie R. Bleiden, Tenants in Common
5250 Windsor Park Drive
Boca Raton, FL 33496

Larry S. Kasman                              120,000         100,000          20,000              *
801 Washington Street, Apt. 4E
Hoboken, NJ 07030

Marlene N. Kasman, Phd                       250,000         200,000          50,000              *
163 Townline Road
East Northport, NY 11731

Dr. Richard Kasman                           155,000         100,000          55,000              *
163 Townline Road
East Northport, NY 11731

Robert Kaufman                               157,623         100,000          57,623              *
200 Atlantic Avenue, Apt. 201
Lynbrook, NY, NY 11653

                                           Shares of        Shares of      Shares of      Percentage of
                                         Common Stock        Common      Common Stock      Common Stock
                                          Owned Prior         Stock       Owned after      Owned After
Name and Address                          to Offering      to be Sold    the Offering      the Offering
----------------                          -----------      ----------    ------------      ------------
Dolores F. Kutlow                            172,950         100,000          72,950              *
16891 Isle of Palms Drive
Delray Beach, FL 33484

Linda L. Lawn                                100,000         100,000              -0-            -0-
5552 Via DelaPlata Cir
Delray Beach, FL 33484

Michael C. Manis                             100,000         100,000              -0-            -0-
5 Tatem Way
Old Westbury, NY 11568

Thomas Mitchell McCann, IRA                  100,000         100,000              -0-            -0-
1200 Bel Aire Drive
West Pembroke Pines, FL 33027

Allen Moses & Neal M. Friedfertig,           224,820         200,000          24,820              *
Tenants in Common
665 East 7th Street
NY, NY 11218

Mark and Bonnie Newman,                      100,000         100,000              -0-            -0-
Tenants in Common
2 East Putman Green
Greenwich, CT 06830

Joseph Penzone                               100,000         100,000              -0-            -0-
3252 Waterbury Drive
Wantagh, NY 11793

R & T Consulting Inc.                      1,400,000       1,400,000              -0-            -0-
16719 Senterra Drive
Delray Beach, FL 33484

Herbert Regenstreif                          207,000         100,000         107,000              *
362 Willis Avenue
Mineola, NY 11501

Evan D. Rosen                                100,000         100,000              -0-            -0-
200 West 79th Street
NY, NY 10024

Jeffery Rosen DDS                            325,000         325,000              -0-            -0-
446 East 86th Street, Apt 7G
NY, NY 10028

Jeremy S. Rosen DDS                        1,200,000       1,200,000              -0-            -0-
446 East 86th Street, Apt 7G
NY, NY 10028

                                           Shares of        Shares of      Shares of      Percentage of
                                         Common Stock        Common      Common Stock      Common Stock
                                          Owned Prior         Stock       Owned after      Owned After
Name and Address                          to Offering      to be Sold    the Offering      the Offering
----------------                          -----------      ----------    ------------      ------------
Jeffrey Rosenfeld                            120,000         100,000          20,000              *
1427 Noel Avenue
Hewlett, NY, 11557

Barry Schwartz and Judith Schwartz,          100,000         100,000              -0-            -0-
Tenants in Common
11039 Via Lucca
Boynton Beach, FL 33437

Neil B. Tygar and Michele Tygar,             100,000         100,000              -0-            -0-
Tenants in Common
16384 Via Venetig West
Delray Beach, FL 33484

Ronald Tygar                                 600,000         600,000              -0-            -0-
16719 Senterra Drive,
Delray Beach, FL 33484

Ronald Tygar and Francine Tygar,             400,000         400,000              -0-            -0-
Joint Tenants WROS
16719 Senterra Drive,
Delray Beach, FL 33484

Michael J. Weiss                             100,000         100,000              -0-            -0-
14 Doti Court
Huntington, NY 11743

Ira M. Wendroff and Diane R. Abdo,           100,000         100,000              -0-            -0-
Joint Tenants
17205 Newport Club Drive
Boca Raton, FL 33496

----------
*     Represents less than 1%

None of the Selling Shareholders are affiliates or controlled by our affiliates. None of the Selling Shareholders are now or were a director or officer or has or had a material relationship with the Company or any of our predecessors or affiliates for the past three years. We have separate contractual obligations to file this registration statement (of which this prospectus forms a part) with each of the Selling Shareholders.

                            DESCRIPTION OF SECURITIES

We are authorized to issue 199,950,000 shares of Common Stock, par value $0.01 per share, and 50,000 shares of Preferred Stock, par value $0.01 per share. As of November 30, 2004, there were issued and outstanding (i) 53,346,647 shares of Common Stock held of record by approximately 738 holders and beneficially owned by approximately 1,200 holders and (ii) no shares of Preferred Stock.

Common Stock

Holders of shares of Common Stock are entitled to cast one vote for each share held at all shareholder's meetings for all purposes, including the election of directors and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon our liquidation or dissolution, and after satisfaction of all liabilities and preferences of the outstanding Preferred Stock, holders of Common Stock will be entitled to share equally, on a pro rata basis, in the remainder of our assets legally available for distribution to the holders of Common Stock. No holder of Common Stock has a preemptive or preferential right to purchase or subscribe for any additional shares of Common Stock. The Common Stock does not have cumulative voting rights.

Preferred Stock

We are authorized to issue up to 50,000 Shares of Preferred Stock, $.01 par value per share, which may be issued from time-to-time in one or more series, the terms of which may be designated by the Board of Directors without further action by shareholders and may include voting rights, preferences with respect to dividends, liquidation, conversion and other rights, but will not have preemptive rights. The issuance of Preferred Stock may reduce the rights of the holders of Common Stock and therefore, the value of the Common Stock. Specific rights granted to future holders or Preferred Stock could be used to restrict our ability to merge with or sell our assets to a third party.

The holders of our Convertible Preferred Stock are entitled to receive non-cumulative preferential dividends, if and when declared, before any dividends may be declared in the shares of Common Stock and are entitled to a preference over holders of Common Stock in the event of a liquidation of our assets.

Our Series A Preferred Stock has no redemption or dividend rights and votes only with respect to corporate matters affecting their respective rights, preferences or limitations. The holders of Series A Preferred Stock do not vote for the election of directors or on general corporate matters. Holders of Series A Preferred Stock are entitled to a preference of $10 per share before any payment is made to holders of Common Stock on liquidation of our assets. All issued and outstanding shares of Series A Preferred Stock were converted into Common Stock in March 2004.

Anti-Dilution

Our Chairman and Chief Executive Officer and Robert Alfano, the inventor of much of our technology, have anti-dilution agreements which provide that such shareholders' interest in our Common Stock attributable to shares they owned on April 27, 1981 and August 19, 1999, respectively, will at all times represent approximately 17% and 4%, respectively, of our total issued and outstanding shares. The issuance of our Common Stock in connection with such contractual obligations will substantially dilute the share ownership of the existing holders of Common Stock.

Anti-Takeover Effect of New Jersey Shareholder Protection Act

We are subject to the New Jersey Shareholder Protection Act (the "Protection Act"), which restricts certain business combinations by us with any of our 10% shareholders. Generally, the Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices and significant business operations in New Jersey from engaging in any business combination (defined generally as any merger, consolidation, sale, lease, exchange, mortgage, or pledge, or any stock transfer, securities reclassification, liquidation or dissolution, excluding certain transactions involving assets or securities which have a market value below that specified in the Protection Act) with an "Interested Shareholder" (defined generally as any person who is the beneficial owner of 10% or more of the voting power of the outstanding shares or any affiliate of the corporation who at any time within the five year period immediately prior to the date of the business combination has been the beneficial owner of 10% or more of the voting power of the outstanding shares) for a period of five years from the date the Interested Shareholder became an Interested Shareholder, unless such transaction is approved by the board of directors prior to the date the shareholder became an Interested Shareholder. In addition, the Protection Act prohibits any business combination at any time with an Interested Shareholder other than a transaction that (i) is approved by the board of directors of the applicable corporation prior to the date the Interested Shareholder became the Interested Shareholders; or (ii) is approved by the affirmative vote of the holders of two-thirds of the voting shares not beneficially owned by the Interested Shareholder at a meeting called for that purpose; or (iii) satisfied certain stringent price and terms criteria.

Certain shareholders may consider the Protection Act to have disadvantageous effects. Tender offers or other non-open market acquisitions of shares are frequently made at prices above the prevailing market price of a company's shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would otherwise be the case. The Protection Act may discourage any or all of such acquisitions, particularly those of less than all of our shares, and may thereby deprive certain of our shareholders of an opportunity to sell their shares at a temporarily higher market price.

                              PLAN OF DISTRIBUTION

We are registering an aggregate 8,075,000 shares of common stock covered by this prospectus on behalf of the Selling Shareholders. The Selling Shareholders and any of their donees, pledgees, assignees and successors in interest may, from time to time, offer and sell any and all of their shares of Common Stock on any stock exchange, market or trading facility on which such shares are traded. The Selling Shareholders will act independently of us and each other in making decisions with respect to the timing, manner and size of each such sale. Sales may be made at fixed or negotiated prices. We believe that none of the Selling Shareholders have entered into any agreement, understanding or arrangement with any underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer. The shares may be sold by way of any legally available means, including in one or more of the following transactions:

      o a block trade in which a broker-dealer engaged by a Selling Shareholder attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and

      o ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

      o     privately negotiated transactions.

Transactions under this prospectus may or may not involve brokers or dealers. The Selling Shareholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Shareholders are deemed to be underwriters, they may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the number of shares to be sold, the name of the Selling Shareholder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers and other material facts with respect to a particular offering will be set forth in a prospectus supplement.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act if available, rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with. We advised the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees secured in connection with the sale of Common Stock offered hereby will be paid by the Selling Shareholders.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, information statements and other information with the SEC. Our filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

This prospectus is part of a Registration Statement on Form SB-2 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof, which may be found at the location and website referenced above.

You may also request a copy of our most recent annual report on Form 10-KSB, and any Exchange Act reports filed after the most recent Form 10-KSB, by writing or calling us at:

                   Mediscience Technology Corp.
                   1235 Folkestone Way
                   Cherry Hill, New Jersey  08034
                   Attn:  Peter Katevatis, Chief Executive Officer
                   Telephone: (856) 428-7952

Exhibits to the documents incorporated by reference will not be sent, however, unless these exhibits have been specifically referenced in this prospectus.

                                  LEGAL MATTERS

The validity of the securities being offered hereby have been passed upon for us by Peter B. Hirshfield, Esq. Mr. Hirshfield owns shares of our common stock.

                                     EXPERTS

The consolidated financial statements as of February 29, 2004 and February 28, 2003 and for each of the two years in the period ended February 29, 2004 included in this prospectus of Mediscience Technology Corp. have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern) of Parente Randolph LLC, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                  MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          MEDISCIENCE TECHNOLOGY CORP.
                                AND SUBSIDIARIES

                         -------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM......................F-2

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

BALANCE SHEET AS OF FEBRUARY 29, 2004 AND FEBRUARY 28, 2003..................F-3

STATEMENT OF OPERATIONS FOR THE YEARS ENDED FEBRUARY 29, 2004 AND
FEBRUARY 28, 2003............................................................F-4

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE YEARS ENDED
FEBRUARY 29, 2004 AND FEBRUARY 28, 2003......................................F-5

STATEMENT OF CASH FLOWS FOR THE YEARS ENDED FEBRUARY 29, 2004
AND FEBRUARY 28, 2003........................................................F-6

NOTES TO FINANCIAL STATEMENTS........................................F-7 to F-21

AUDITED AND UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:

BALANCE SHEET AS OF AUGUST 31, 2004 (UNAUDITED) AND
FEBRUARY 29, 2004 (AUDITED).................................................F-22

STATEMENT OF OPERATIONS FOR THE SIX AND THREE MONTHS ENDED
AUGUST 31, 2004 (UNAUDITED) AND AUGUST 31, 2003 (UNAUDITED).................F-23

STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED AUGUST 31, 2004
(UNAUDITED) AND AUGUST 31, 2003 (UNAUDITED).................................F-24

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE SIX MONTHS
ENDED AUGUST 31, 2004 (UNAUDITED)...........................................F-25

EXHIBIT TO STATEMENT OF OPERATIONS FOR THE SIX AND THREE MONTHS
ENDED AUGUST 31, 2004 (UNAUDITED) AND AUGUST 31, 2003 (UNAUDITED)...........F-26

NOTES TO FINANCIAL STATEMENTS.......................................F-27 To F-34

                  MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Mediscience Technology Corp.
Cherry Hill, New Jersey:

We have audited the accompanying consolidated balance sheet of Mediscience Technology Corp. and subsidiaries (the "Company") as of February 29, 2004 and February 28, 2003, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended February 29, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mediscience Technology Corp. and subsidiaries as of February 29, 2004 and February 28, 2003, and the results of their operations and their cash flows for each of the two years in the period ended February 29, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company has no revenues, incurred significant losses from operations, has negative working capital and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


/s/ Parente Randolph, LLC

Philadelphia, Pennsylvania
May 4, 2004

                  MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET
                     FEBRUARY 29, 2004 AND FEBRUARY 28, 2003
--------------------------------------------------------------------------------------------------------------

                                                                                       2004           2003
--------------------------------------------------------------------------------------------------------------

                                                        ASSETS
                                                        ------

CURRENT ASSETS:
      Cash                                                                        $  1,406,371    $    119,681
      Prepaid expenses                                                                   3,388          14,853
                                                                                  ------------    ------------
               Total current assets                                                  1,409,759         134,534

EQUIPMENT, net of accumulated depreciation
      of $204,361 in 2004 and $204,106 in 2003                                             892           1,147

OTHER ASSETS                                                                             1,800           1,800
                                                                                  ------------    ------------

                                     TOTAL                                        $  1,412,451    $    137,481
                                                                                  ============    ============

                                        LIABILITIES AND STOCKHOLDERS' DEFICIT
                                        -------------------------------------

CURRENT LIABILITIES:
      Current portion of officer and other loans                                  $    181,587    $     47,404
      Accounts payable                                                                  19,505          43,873
      Accrued liabilities                                                            3,132,686       2,549,413
                                                                                  ------------    ------------

               Total current liabilities                                             3,333,778       2,640,690

OFFICER AND OTHER LOANS, net of current portion                                             --         120,045
                                                                                  ------------    ------------

                        Total liabilities                                            3,333,778       2,760,735
                                                                                  ------------    ------------

STOCKHOLDERS' DEFICIT:
      Convertible preferred stock, $.01 par value, 50,000 shares authorized, 60 and 0 shares issued and outstanding
          in 2004 and 2003, respectively                                                     1              --
      Common stock, $.01 par value, 199,950,000
          shares authorized, 39,372,753 and 37,582,139
          shares issued and outstanding in 2004 and 2003,
          respectively                                                                 393,727         375,821
      Additional paid-in capital                                                    20,076,019      18,467,426
      Accumulated deficit                                                          (22,391,074)    (21,466,501)
                                                                                  ------------    ------------

                        Total stockholders' deficit                                 (1,921,327)     (2,623,254)
                                                                                  ------------    ------------

                                     TOTAL                                        $  1,412,451    $    137,481
                                                                                  ============    ============

--------------------------------------------------------------------------------------------------------------
                 See Notes to Consolidated Financial Statements

                  MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE YEARS ENDED
                     FEBRUARY 29, 2004 AND FEBRUARY 28, 2003
--------------------------------------------------------------------------------

                                                        2004            2003
--------------------------------------------------------------------------------

NET SALES                                           $         --   $         --

COST OF SALES                                                 --             --
                                                    ------------   ------------

GROSS PROFIT                                                  --             --
                                                    ------------   ------------

GENERAL AND ADMINISTRATIVE
      EXPENSE                                            882,432        570,598

RESEARCH & DEVELOPMENT EXPENSE                            26,265         32,383
                                                    ------------   ------------

                    Total expense                        908,697        602,981
                                                    ------------   ------------

OTHER (INCOME) EXPENSE:
      Interest expense, net of interest income of
           $1,004 in 2004 and $694 in 2003                15,876         12,220
      Gain on restructuring of payables                       --       (180,451)
                                                    ------------   ------------

                    Total other (income) expense          15,876       (168,231)
                                                    ------------   ------------

LOSS BEFORE INCOME TAX BENEFIT                          (924,573)      (434,750)

INCOME TAX BENEFIT                                            --        217,712
                                                    ------------   ------------

NET LOSS                                            $   (924,573)  $   (217,038)
                                                    ============   ============

BASIC AND DILUTED LOSS
      PER COMMON SHARE                              $      (0.02)  $      (0.01)
                                                    ============   ============

WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING                              38,660,309     37,242,965
                                                    ============   ============
--------------------------------------------------------------------------------
                 See Notes to Consolidated Financial Statements

                  MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES


           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
           FOR THE YEARS ENDED FEBRUARY 29, 2004 AND FEBRUARY 28, 2003
------------------------------------------------------------------------------------------------------------------------------------
                                                            PREFERRED STOCK          COMMON STOCK        ADDITIONAL
                                                        ----------------------  ----------------------     PAID-IN     ACCUMULATED
                                                          SHARES      AMOUNT     SHARES         AMOUNT     CAPITAL       DEFICIT
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, FEBRUARY 28, 2002                                     --          --   36,976,870     369,769   18,400,490    (21,249,463)

     Issuance of stock for restructuring of payables                               283,228       2,832       31,156
     Issuance of stock for restructuring of payables                               160,000       1,600       22,400
     Issuance of stock for services                                                100,000       1,000       14,000
     Issuance of stock related to anti-dilution rights                              62,041         620         (620)
     Net loss                                                                                                            (217,038)
                                                        ---------   ---------  -----------   ---------  -----------  -------------

BALANCE, FEBRUARY 28, 2003                                     --          --   37,582,139     375,821   18,467,426    (21,466,501)

     Issuance of stock                                                             100,000       1,000       18,000
     Issuance of preferred stock - private placement           60           1                             1,499,999
     Issuance of stock related to anti-dilution rights                           1,690,614      16,906      (16,906)
     Cash received for common stock to be
         issued                                                                                              37,500
     Noncash compensation                                                                                    70,000
     Net loss                                                                                                             (924,573)
                                                        ---------   ---------  -----------   ---------  -----------  -------------

BALANCE, FEBRUARY 29, 2004                                     60   $       1   39,372,753   $ 393,727  $20,076,019  $ (22,391,074)
                                                        =========   =========  ===========   =========  ===========  =============

------------------------------------------------------------------------------------------------------------------------------------
                 See Notes to Consolidated Financial Statements

                  MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES



                      CONSOLIDATED STATEMENT OF CASH FLOWS
                               FOR THE YEARS ENDED
                     FEBRUARY 29, 2004 AND FEBRUARY 28, 2003
---------------------------------------------------------------------------------------

                                                                2004            2003
---------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                               $  (924,573)   $  (217,038)
     Adjustments to reconcile net loss to net cash
         (used in) provided by operating activities:
             Depreciation                                           255          1,417
             Common stock and warrants issued for legal
                 and other services                                  --         15,000
             Gain on restructuring of payables                       --       (180,451)
             Noncash compensation                                70,000             --
             Changes in assets and liabilities:
                 Prepaid expenses                                11,465        (14,853)
                 Other assets                                        --         (1,800)
                 Accounts payable                               (24,368)        30,500
                 Accrued liabilities                            583,273        283,892
                                                            -----------    -----------

                         Net cash (used in) provided by
                             operating activities              (283,948)       (83,333)
                                                            -----------    -----------

CASH FLOWS USED IN INVESTING ACTIVITIES,
     Purchases of equipment                                          --         (1,275)
                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of common stock - warrants                         56,500             --
     Issuance of preferred stock - private placement          1,500,000             --
     Issuance of common stock - private placement                    --             --
     Proceeds from officer and other loans                       14,138        120,045
     Repayments of officer and other loans                           --        (31,307)
                                                            -----------    -----------

                         Net cash provided by (used in)
                             financing activities             1,570,638         88,738
                                                            -----------    -----------

NET INCREASE IN CASH                                          1,286,690          4,130

CASH, BEGINNING                                                 119,681        115,551
                                                            -----------    -----------

CASH, ENDING                                                $ 1,406,371    $   119,681
                                                            ===========    ===========

SUPPLEMENTAL SCHEDULE OF NONCASH
     FINANCING ACTIVITIES:
         Common stock issued for legal and other services   $        --    $    15,000
                                                            ===========    ===========

         Common stock issued for restructuring
             of payables                                    $        --    $    57,988
                                                            ===========    ===========

         Common stock issued - anti-dilutive rights         $    16,906    $       620
                                                            ===========    ===========

         Noncash compensation - stock options               $    70,000    $        --
                                                            ===========    ===========

---------------------------------------------------------------------------------------


                 See Notes to Consolidated Financial Statements

                  MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



1.    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

      NATURE OF OPERATIONS

      The consolidated financial statements include the accounts of Mediscience Technology Corp. ("Mediscience") and its wholly-owned inactive subsidiaries, Laser Diagnostic Instruments, Inc. ("Laser"), Photonics For Women's Oncology, LLC ("Photonics") and Mediphotonics Development, LLC ("Mediphotonics") (collectively the "Company").

      The Company operates in one business segment and is principally engaged in the design and development of medical diagnostic instruments that detect cancer in vivo in humans by using light to excite the molecules contained in tissue and measuring the differences in the resulting natural fluorescence between cancerous and normal tissue.

      The Company is subject but not limited to a number of risks similar to those of other companies at this stage of development, including dependence on key individuals, the development of commercially usable products and processes, competition from substitute products or alternative processes, the impact of research and product development activity, competitors of the Company, many of whom have greater financial or other resources than those of the Company, the uncertainties related to technological improvements and advances, the ability to obtain adequate additional financing necessary to fund continuing operations and product development and the uncertainties of future profitability. The Company expects to incur substantial additional costs before beginning to generate income from product sales, including costs related to ongoing research and development activities, preclinical studies and regulatory compliance. Substantial additional financing is needed by the Company.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      The Company has no revenues, incurred significant losses from operations, has an accumulated deficit and a highly leveraged position that raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to incur substantial expenditures to further the development and commercialization of its products. To achieve this, management will seek to enter into an agreement with a consulting firm to be an advisor and explore options for the Company to commercialize its technology, will seek additional financing through private placements or other financing alternatives, and might also seek to sell the Company or its technology. There can be no assurance that continued financings will be available to the Company or that, if available, the amounts will be sufficient or that the terms will be acceptable to the Company.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      EQUIPMENT

      Equipment  is  stated  at  cost.   Depreciation   is  computed  using  the
      straight-line method over an estimated useful life of five years. Depreciation expense was $255 and $1,417 in 2004 and 2003, respectively.

      INCOME TAXES

      The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, utilizing the liability method, and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities at currently enacted tax laws and rates.

      RESEARCH AND DEVELOPMENT

      Research and development costs are charged to operations when incurred. The amounts charged to expense were $26,265 and $32,383 in 2004 and 2003, respectively.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

   ACCOUNTING FOR STOCK-BASED COMPENSATION

      At  February  29,  2004,   the  Company  had  one   stock-based   employee
      compensation plan, which is described more fully in Note 8. The Company accounts for this plan under the intrinsic value recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The Company reports stock-based compensation through the disclosure only requirements of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation in Transition and Disclosure.

      The following table illustrates the effect on net loss and loss per common share if the Company applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. For purposes of applying SFAS No. 123, the estimated per share fair value of options granted during 2004 and 2003 was $0.05 and $0.06, respectively. The fair value was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions for 2004, 2003 and 2002: dividend yield of 0.0%; volatility ranging between 1.0603 and 1.5625; risk-free interest rate of 3.0%; and expected lives ranging between 3 and 5 years.

                                                         2004           2003
                                                         ----           ----

Net loss, as reported                                 $ (924,573)   $  (217,038)

Deduct:  Total stock-based employee compensation
   expense determined under fair value based method
   for all awards, net of related tax effects
                                                         (87,494)       (38,859)
                                                     -----------   -----------

Pro forma net loss                                   $(1,012,067)  $  (255,897)
                                                     ===========   ===========

Basic and diluted loss per share:
   As reported                                       $     (0.02)  $     (0.01)
                                                     ===========   ===========

   Pro forma                                         $     (0.03)  $     (0.01)
                                                     ===========   ===========

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

2.    RELATED PARTY TRANSACTIONS

      Legal services rendered by Mr. Peter Katevatis, Chief Executive Officer and Chairman, (Note 8) amounted to $50,000 for each of the two years in the period ended February 29, 2004. These amounts are recorded in general and administrative expense.

      As part of Mr. Katevatis's employment agreement, the Company pays property taxes and certain operating expenses on the home of Mr. Katevatis in lieu of rent, since the Company's operations are located in Mr. Katevatis's home. Expenses recognized were $19,637 and $9,097 in 2004 and 2003, respectively, and are recorded in general and administrative expense.

      During 2004, the Company entered into an agreement with THM Group, LLC ("THM") to be the exclusive advisor to explore options for the Company to commercialize its technology. Mr. Michael Engelhart, President and Chief Operating Officer, is the President and Chief Executive Officer of THM. During 2004, the Company incurred $9,000 for services of THM. On April 9, 2004, THM terminated its agreement with the Company.

      See Note 8 for details regarding the Company's consulting agreement with one of its principal stockholders and Notes 3 and 4 for related party loans and accrued liabilities.


3.    OFFICER AND OTHER LOANS

      In fiscal 2000, the Company entered into two interest-bearing convertible notes. Both notes bear interest at the rate of 8.25% per annum and are convertible into common stock on the basis of $.25 per share. The conversion option is unlimited in duration. Both notes are demand instruments and the holder can demand and receive payment in full including interest. The principal balance of the notes was $30,000 at February 29, 2004 and February 28, 2003. Accrued interest at February 29, 2004 and February 28, 2003 was $10,626 and $8,151, respectively. On March 8, 2004, the notes plus accrued interest were converted into common stock of the Company (Note 10).

      At times, Mr. Katevatis advances funds to the Company to provide funding to pay operational expenses as they became due. These advances do not accrue interest. At February 29, 2004 and February 28, 2003, officer loans payable to Mr. Katevatis were $31,542 and $17,404, respectively.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


      On June 20, 2002, the Company entered into a $120,045 promissory note with the Olive Cox Sleeper Trust (the "Trust") with interest at 12% per annum. The note was amended on June 13, 2003 to extend the maturity date to March 31, 2004 from February 20, 2004. The principal amount of the note plus accrued interest is due and payable on the maturity date. There is a conversion feature that allows the Trust to convert the principal and accrued interest on the note to common stock of the Company at the rate of one share for each $.12 of principal and accrued interest at date of conversion. Accrued interest at February 29, 2004 and February 28, 2003 was $24,844 and $10,439, respectively. On March 8, 2004, the note plus accrued interest was converted into common stock of the Company (Note 10).


4.    ACCRUED LIABILITIES

      Accrued liabilities consist of the following:

                                                     2004                2003
                                                     ----                ----

           Legal and professional fees            $  365,354         $  275,000
           Consulting and university fees          1,164,915          1,002,915
           Salaries and wages                      1,508,833          1,206,333
           Other                                      93,584             65,165
                                                  ----------         ----------

                        Total                     $3,132,686         $2,549,413
                                                  ==========         ==========

      Accrued legal and professional fees include services rendered by Mr. Peter Katevatis. The amount of the accrual was $287,500 and $237,500 as of February 29, 2004 and February 28, 2003, respectively (Note 2).

      Accrued consulting and university fees include costs owed to Dr. Robert R. Alfano, a principal stockholder and chairman of the Company's Scientific Advisory Board (Note 8), with respect to his consulting agreement of $1,121,318 and $959,318 as of February 29, 2004 and February 28, 2003,
      respectively.

      Accrued salaries and wages include amounts to Mr. Katevatis of $1,406,333 and $1,206,333 as of February 29, 2004 and February 28, 2003, respectively, and $102,500 to Mr. Engelhart as of February 29, 2004 (Note
      8).

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


 5.   INCOME TAXES

      Income tax benefit consists of the following:

                                                  2004               2003
                                                  ----               ----

          Current                               $    --            $217,712
                                                =======            ========

      In 2001, the Company became eligible to receive benefits under the State of New Jersey Technology Business Tax Certificate Program. This program allows emerging technology and biotechnology businesses to sell their unused state net operating losses (NOL) to any corporate taxpayer in the State of New Jersey for at least 75% of the tax benefits. The Company is eligible to sell a maximum of $713,987 and the amount sold and realized during the year ended February 28, 2003 was $217,712. Proceeds from the sale of net operating losses are reported as income tax benefit in the consolidated statement of operations.

      The components of the net deferred income tax asset and liability as of February 29, 2004 and February 28, 2003 are as follows:

                                                    2004               2003
                                                    ----               ----
Deferred income tax asset:
    Net operating loss carryforward            $ 4,372,289         $ 4,140,665
    Valuation allowance                         (4,372,289)         (4,140,665)
                                               -----------         -----------



Deferred income tax liability                           --                  --
                                               -----------         -----------

                                                        --                  --
                                               ===========         ===========

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      As of February 29, 2004 and February 28, 2003, the Company had valuation allowances of $4,372,289 and $4,140,665, respectively, which relates to federal and state net operating loss carryforwards. The Company evaluates a variety of factors in determining the amount of the valuation allowance, including the Company's earnings history, the number of years the Company's operating losses can be carried forward, the existence of taxable temporary differences, and near-term earnings expectations. Future reversal of the valuation allowance will be recognized either when the benefit is realized or when it has been determined that it is more likely than not that the benefit will be realized through future earnings. As of February 29, 2004 and February 28, 2003, the Company has net operating loss carryforwards of approximately $12,607,000 and $12,051,000, respectively, for federal purposes and $1,446,000 and $729,000, respectively, for state purposes, which may be used to reduce future income subject to income taxes.

      The net operating losses are scheduled to expire in the following years:



                     FEDERAL             STATE              TOTAL

2005                  $303,000                              $303,000
2006                   369,000                               369,000
2007                   307,000                               307,000
2008                   370,000                               370,000
2009                   854,000                               854,000
2010                   615,000          $129,000             744,000
2011                 1,136,000           315,000           1,451,000
2012                 1,556,000           216,000           1,772,000
2013                 2,636,000           786,000           3,422,000
2014                 1,128,000                             1,128,000
2019 (*)               808,000                               808,000
2020 (*)               943,000                               943,000
2021 (*)               298,000                               298,000
2022 (*)               316,000                               316,000
2023 (*)               182,000                               182,000
2024 (*)               786,000                               786,000
                  ------------        ----------         -----------

Total             $ 12,607,000        $1,446,000         $14,053,000
                  ============        ==========         ===========


(*) Under the Taxpayer Relief Act of 1997, the carryforward period of net operating losses arising after May 1, 1998 was extended from 15 to 20 years.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

6.    RESTRUCTURING OF PAYABLES

      In June 2002, in connection with the Company's agreement with the Research Foundation of the City University of New York ("RFCUNY"), the Company issued 283,228 shares of common stock at its fair value of $.12 per share at the date of transfer to RFCUNY to settle a $70,807 payable, resulting in a gain on restructuring of payables of $36,820.

      In accordance with this agreement, the Company also granted warrants to RFCUNY to purchase 600,000 shares of the Company's common stock at a price of $1.00 per share (Note 8) to settle a $127,631 payable, which resulted in a gain on restructuring of payables of $127,631.

      In January 2003, the Company issued 160,000 shares of common stock at a value of $24,000 for accounting services provided to the Company to settle a $40,000 payable, which resulted in a gain on restructuring of payables of $16,000.

      These transactions resulted in a gain on restructuring of payables of $180,451 during the year ended February 28, 2003. The effect on basic and diluted earnings per share was $.005. There is no tax effect due to the net operating loss carryforward.


 7.   LOSS PER COMMON SHARE

      SFAS No. 128, "Earnings Per Share" requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. Basic loss per share is based on the average number of shares outstanding during the year. Diluted loss per share is the same as basic loss per share, as the inclusion of common stock equivalents would be antidilutive.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


8.    COMMITMENTS AND CONTINGENCIES

      DR. ROBERT R. ALFANO

      The Company has a consulting agreement (the "Agreement") through March 2007 with Dr. Robert R. Alfano, a principal stockholder of the Company and Chairman of its Scientific Advisory Board. Pursuant to the terms of the Agreement, Dr. Alfano is paid a consulting fee of not less than $150,000 per annum in exchange for services to be rendered for approximately fifty days per annum in connection with the Company's medical photonics business. The Agreement further provides that Dr. Alfano is to be paid a bonus and fringe benefits in accordance with policies and formulas provided to key executives of the Company (Note 4).

      In connection with the acquisition of patent rights to its cancer detection technology, the Company assumed an obligation to pay to Dr. Alfano's daughter a royalty of one percent of the gross sales derived from any equipment made, leased or sold which utilizes the concepts described in the Company's cancer detection patent. Since there has been no activity, no amounts have been paid during the two years ended February 29, 2004.

      OTHER ROYALTIES

      The Company obtained worldwide licensing rights for patents from Yale University and has agreed to pay royalties based on net sales of all products generated from the patents and fifty percent of any income received from sublicensing of the patents. The Company has not recorded any revenues since the inception of this agreement and therefore has not recorded or paid any royalties during the two years ended February 29, 2004.

      EMPLOYMENT AGREEMENTS

      Mr. Peter Katevatis, the Chief Executive Officer, Chairman and a stockholder of the Company, has an employment agreement. The agreement states that Mr. Katevatis is to be paid $200,000 per year. The agreement also provides for a bonus and fringe benefits in accordance with policies and formulas mutually agreed upon by Mr. Katevatis and the Board of Directors. The contract expires March 5, 2007 (Note 4).

      On July 9, 2001, the Company entered into a three-year employment agreement with Mr. Sidney Braginsky. Pursuant to the terms of the agreement, Mr. Braginsky became the President and Chief Operating Officer of the Company and was to be paid $100,000 per annum. On April 26, 2003, Mr. Braginsky voluntarily terminated employment as President and Chief Operating Officer of the Company and waived all rights to any accrued compensation owed to him in respect to this agreement (Note 4).

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      On April 23, 2003, the Company entered into a three-year employment agreement with Mr. Michael Engelhart. Pursuant to the terms of the agreement, Mr. Engelhart became the President and Chief Operating Officer of the Company and is to be paid $120,000 per annum (Note 4).



9.    STOCKHOLDERS' DEFICIT

      AUTHORIZED CAPITAL

      On February 17, 2004, the Company's stockholders approved to increase the authorized common shares of the Company from 40,000,000 to 199,950,000 shares.

      PREFERRED STOCK

      The Company is authorized to issue 50,000 shares of preferred stock, $.01 par value per share, which may be issued from time-to-time in one or more series, the terms of which may be designated by the Board of Directors without further action by stockholders. Any preferred stock issued will have preferences with respect to dividends, liquidation and other rights, but will not have preemptive rights.

      Holders of series A preferred stock are entitled to a preference of $10 per share before any payment is made to holders of common stock in liquidation of the assets of the Company. Additionally, holders of series A preferred stock have no redemption or dividend rights and vote only with respect to corporate matters affecting their respective rights, preferences or limitations, but do not vote for the election of directors or on general corporate matters.

      PRIVATE PLACEMENTS

      Preferred Stock

      On February 1, 2004, the Company completed a $1.5 million private placement of convertible preferred shares to accredited investors, issuing 60 shares of convertible preferred stock at $25,000 per share. The convertible preferred shares may be converted into 100,000 shares of common stock at the sole discretion of the Company subsequent to February 17, 2004. The securities were sold pursuant to an exemption under the Securities Act of 1933. The Company has agreed to file a registration statement within six months or sooner after February 17, 2004 covering the resale by the investors of the shares purchased. Such shares were converted into common stock of the Company in March 2004 (Note 10).

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


      COMMON STOCK ISSUED FOR SERVICES

      During 2003 the Company issued 100,000 shares of restricted common stock at a value of $15,000 for services provided to the Company. The transaction was recognized based on the fair value of shares issued. This amount was recorded as general and administrative expense in the consolidated statement of operations.

      2003 CONSULTANTS STOCK PLAN

      The Board of Directors previously adopted, subject to stockholder approval, a 2003 Consultants Stock Plan ("Consultants Plan"). The Consultants Plan was subsequently approved by the stockholders' on February 17, 2004. The aggregate number of shares that may be issued under the options shall not exceed 7 million. No options were issued prior to stockholder approval and no options were outstanding under this plan as of February 29, 2004.

      1999 INCENTIVE STOCK OPTION PLAN

      The Board of Directors previously adopted, subject to stockholder approval, a 1999 Incentive Stock Option Plan (the "Plan") for officers and employees of the Company. The stockholders' subsequently approved the Plan on February 17, 2004. Accordingly, awards issued under the Plan prior to February 17, 2004 were deemed not to be granted until that date. The aggregate number of shares that may be issued under the options shall not exceed 3 million.

      Mr. Braginsky was granted options to purchase up to 2,000,000 shares of the Company's common stock at an option price of $.25 per share for the first 150,000 shares and at an option price of $1.00 per share for the remaining 1,850,000 shares. Mr. Braginsky's ability to exercise these options is subject to a series of milestones described in his employment agreement. On April 26, 2003, Mr. Braginsky resigned from the Company and forfeited the stock options.

      Mr. Engelhart was granted options to purchase up to 2,000,000 shares of the Company's common stock at an option price of $.25 per share for the first 200,000 shares and at an option price of $1.00 per share for the remaining 1,800,000 shares. Mr. Engelhart's ability to exercise the 1,800,000 options is subject to a series of milestones described in his employment agreement. Noncash compensation expense related to the grant of 200,000 options amounted to $70,000 in 2004.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      Activity related to stock options during the two-year period ended February 29, 2004 is as follows:

                                                                        WEIGHTED
                                                          EXERCISE      AVERAGE
                                                           PRICE        EXERCISE
                                             SHARES        RANGE         PRICE
                                             ------        -----         -----

        Outstanding, February 28, 2002     2,000,000     $.25-$1.00      $ .94
        Granted                                    -
        Forfeited                         (2,000,000)    $.25-$1.00      $ .94
                                          ----------

        Outstanding, February 28, 2003             -
        Granted                            2,000,000     $.25-$1.00      $ .93
                                           ---------

        Outstanding, February 29, 2004     2,000,000     $.25-$1.00      $ .94
                                           =========

      As of February 29, 2004, 200,000 options at an exercise price of $.25, are exercisable.

      STOCK WARRANTS

      Stock warrant activity during the two year period ended February 29, 2004, was as follows:

                                               SHARES               EXERCISE
                                              AVAILABLE            PRICE RANGE

           Outstanding, February 28, 2002      5,397,916           $.25-$1.20
           Granted                               800,000           $.25-$1.20
           Forfeited                          (2,000,000)
                                              ----------

           Outstanding, February 28, 2003      4,197,916           $.25-$1.20
           Granted                                     -
           Exercised                            (100,000)
           Forfeited                          (3,297,916)
                                              ----------

           Outstanding, February 29, 2004        800,000           $.25-$1.00


      In connection with private placement offerings during fiscal 1997, 1996 and 1995, the Company granted warrants to purchase 400,000, 1,025,000 and 256,250 shares of common stock, respectively. The warrants expired in April 2003.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



      During fiscal 1999 the Company borrowed funds from Mr. Tami Adelstein and issued a warrant to purchase 100,000 shares of the Company's common stock at $.25 per share. Also during 1999, the Company issued Mr. Adelstein 200,000 warrants to purchase the Company's common stock at an exercise price of $.25 per share for $50,000. The warrants expired during fiscal 2004.

      Also, during 2000 warrants were issued to purchase 566,666 shares of the Company's common stock at an exercise price of $.25 to $.75 per share for cash and services. The Company also granted the City College of New York a warrant to purchase 500,000 shares of the Company's common stock at an exercise price of $1.00, which expired during fiscal 2004.

      During 2001 warrants were issued to purchase 50,000 shares of the Company's common stock at an exercise price of $.25 per share for services provided to the Company. The warrants expire in March 2004. Also during 2001, the Company issued 150,000 shares of common stock and warrants to purchase 150,000 shares of the Company's common stock at an exercise price of $.25 per share for $37,500. The warrants expired in April 2003.

      During fiscal 2002, Mr. Sidney Braginsky in connection with his employment agreement, was issued a warrant to purchase up to 2,000,000 shares of the Company's common stock at an exercise price of $.25 per share for the first 150,000 shares and at an exercise price of $1.00 per share for the remaining 1,850,000 shares. Mr. Braginsky's ability to exercise these options and shares under the warrant is subject to a series of milestones described in his employment agreement. On April 26, 2003, Mr. Braginsky resigned as President and Chief Operating Officer of the Company. As a result of his resignation and the milestones not being attained as of that date, the warrants have been forfeited.

      Also during 2002, the Company issued 50,000 shares of common stock at a value of $7,000 and warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $.25 per share for secretarial services provided to the Company. The warrants expired in April 2003.

      In connection with the Company's agreement with RFCUNY (Note 6), the Company granted options to RFCUNY to purchase 600,000 shares of the Company's common stock at an option price of $1.00 per share.

      In 2003, the Company issued 400,000 shares of common stock at a value of $76,000 and issued warrants to purchase 200,000 shares of the Company's common stock at an exercise price of $.25 per share for financial advisory services. The warrants expire in 2006.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


      During fiscal 2004, Peter J. Katevatis, son of the Chairman and Chief Executive Officer, exercised a warrant acquired through a prior company private placement on May 20, 2000 to purchase 100,000 shares of the company's common stock for $19,000. The original exercise price of these warrant shares was $.25 per share which was modified to $.19 per share on March 5, 2003. The market value of Mediscience shares on March 5, 2003 was $.13 per share. This warrant otherwise expired by its terms on April 6, 2003.

      ANTI-DILUTION RIGHTS

      The Company and Mr. Peter Katevatis have an anti-dilution rights agreement which provides that Mr. Katevatis' ownership interest would at all times represent 17% of the issued and outstanding shares of the Company. The anti-dilution rights are exercisable at Mr. Katevatis' sole discretion. During the years ended February 29, 2004 and February 28, 2003, Mr. Katevatis exercised his right and requested the Company issue 1,619,057 and 44,312 common shares, respectively. In connection with the issuance of these shares, the Company has capitalized only the stock's par value from paid in capital because of the Company's accumulated deficit position.

      The Company and Dr. Robert Alfano have an anti-dilution rights agreement which provides that Dr. Alfano's ownership interest would at all times represent 4% of the issued and outstanding shares of the Company. The anti-dilution rights are exercisable at Dr. Alfano's sole discretion. During the years ended February 29, 2004 and February 28, 2003, Dr. Alfano exercised his right and requested the Company issue 71,557 and 17,729 common shares, respectively. In connection with the issuance of these shares, the Company has capitalized only the stock's par value from paid in capital because of the Company's accumulated deficit position.


10.   SUBSEQUENT EVENTS

      DEBT CONVERTED TO COMMON STOCK

      On March 8, 2004, the Company converted $185,515 of loans payable and accrued interest into 1,460,000 shares of the Company's common stock (Note
      3).

      STOCK ISSUED FOR CASH

      During March 2004, Laurence Elgart exercised a warrant to purchase 50,000 shares of the Company's common stock for $12,500. The exercise price of the warrant shares is $.25 per share.

      During March 2004, William Baker exercised a warrant to purchase 100,000 shares of the Company's common stock for $25,000. The exercise price of the warrant shares is $.25 per share.

MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

      ANTI-DILUTION RIGHTS

      In March 2004, the Company issued 1,595,450 shares of common stock to Mr. Katevatis and 375,400 shares of common stock to Mr. Alfano at its par value of $.01 per share, in accordance with their anti-dilution rights agreements with the Company.

      PREFERRED STOCK CONVERTED TO COMMON SHARES

      In March 2004, 60 shares of convertible preferred stock were converted into 6,000,000 shares of the Company's common stock (Note 9).

      COMMON STOCK ISSUED FOR SERVICES

      During March 2004, the Company issued 1,400,000 shares of restricted common stock at a value of $840,000 for consulting services to be provided to the Company.

      During March 2004, the Company issued 200,000 shares of restricted common stock at a value of $120,000 for consulting services to be provided to the Company.

      During March 2004, the Company issued 325,000 shares of restricted common stock at a value of $195,000 for consulting services to be provided to the Company.

                          MEDISCIENCE TECHNOLOGY CORP.
                          ----------------------------
                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                     ASSETS
                                     ------

                                                                       August 31,         February 29,
                                                                          2004                2004
                                                                       (Unaudited)          (Audited)
                                                                      ------------       ------------

CURRENT ASSETS
--------------
      Cash and Cash Equivalents                                       $    373,146       $  1,406,371
      Prepaid Expenses                                                       3,751              3,388
      Deferred Costs - Current Portion                                     463,625               --
                                                                      ------------       ------------
           Total Current Assets                                            840,522          1,409,759

PROPERTY, PLANT AND EQUIPMENT
-----------------------------
      Net of accumulated depreciation $204,489 -                               764                892
        August 31, 2004; $204,361 - February 29, 2004

OTHER ASSETS - Security Deposit                                              1,800              1,800
------------          - Deferred Costs                                     620,476               --
                                                                      ------------       ------------
TOTAL ASSETS                                                          $  1,463,562       $  1,412,451
------------                                                          ============       ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES
-------------------
      Current Portion of Officer and Other Loans                      $     31,542       $    181,587
      Accounts Payable                                                       6,398             19,505
      Accrued Liabilities                                                2,763,021          3,132,686
                                                                      ------------       ------------
           Total Current Liabilities                                     2,800,961          3,333,778
                                                                      ------------       ------------

STOCKHOLDERS' DEFICIT
---------------------
      Convertible Preferred Stock, $.01 Par Value, 50,000 Shares              --                    1
      Authorized; Issued and Outstanding -0- Shares - August 31,
      2004; 60 Shares - February 29, 2004
      Common Stock $.01 Par Value, Authorized 199,950,000
        Shares; Issued and Outstanding 52,136,647 Shares -                 521,367            393,727
        August 31, 2004; 39,372,753 Shares - February 29, 2004
      Additional Paid-in Capital                                        21,653,478         20,076,019
      Accumulated Deficit                                              (23,512,244)       (22,391,074)
                                                                      ------------       ------------
           Total Stockholders' Deficit                                  (1,337,399)        (1,921,327)
                                                                      ------------       ------------

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                             $  1,463,562       $  1,412,451
-----------------------------------------                             ============       ============

                          MEDISCIENCE TECHNOLOGY CORP.
                          ----------------------------
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      ------------------------------------
           FOR THE SIX AND THREE MONTHS ENDED AUGUST 31, 2004 AND 2003
           -----------------------------------------------------------
                                   (UNAUDITED)
                                   -----------



                                                 SIX MONTHS                    THREE MONTHS
                                                 ----------                    ------------
                                           2004              2003          2004             2003
                                           ----              ----          ----             ----

Net Sales                              $       --      $       --      $       --      $       --


Cost of Sales                                  --              --              --              --
                                       ------------    ------------    ------------    ------------

      Gross Profit                             --              --              --              --

General and Administrative Expense          812,308         327,827         472,528         177,395
Product Development Expense                 215,585          14,132          99,429           4,474
Debt Conversion Inducement Expense           58,555            --              --              --
Advertising, Travel and Marketing            37,222          49,145          16,272          23,755
                                       ------------    ------------    ------------    ------------
      Total Expenses                      1,123,670         391,104         588,229         205,624

Other Income                                  2,500             366           1,136             131
                                       ------------    ------------    ------------    ------------

Net Loss                               $ (1,121,170)   $   (390,738)   $   (587,093)   $   (205,493)
                                       ============    ============    ============    ============

Net Loss Per Common Share, Basic and
  Diluted                              $      (0.02)   $      (0.01)   $      (0.01)   $     (0.005)
                                       ============    ============    ============    ============

Weighted Average Number of Shares
  of Common Stock Outstanding            51,246,242      37,963,908      51,606,480      38,245,677
                                       ============    ============    ============    ============

         "See Accompanying Notes to Consolidated Financial Statements."

                          MEDISCIENCE TECHNOLOGY CORP.
                          ----------------------------
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------
                FOR THE SIX MONTHS ENDED AUGUST 31, 2004 AND 2003
                -------------------------------------------------
                                   (UNAUDITED)
                                   -----------



                                                                        2004             2003
                                                                        ----             ----

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------

      Net Loss                                                      $(1,121,170)   $  (390,738)
      Adjustment to Reconcile Net Loss to Net Cash Flows Used for
         Operating Activities:
           Depreciation                                                     128            128
          Amortization - Deferred Costs                                 286,833           --
           Debt Conversion Inducement Expense                            58,555           --
           Issuance of Stock for Services                                32,778           --
                                                                    -----------    -----------
           Subtotal                                                    (742,876)      (390,610)

      Changes in Assets and Liabilities:
           (Increase) Decrease in Prepaid Expenses                         (363)        13,992
           Decrease in Accounts Payable                                 (13,107)       (19,858)
           (Decrease) Increase in Accrued Liabilities                  (276,879)       287,660
                                                                    -----------    -----------
                Net Cash Flows (Used for) Operating Activities       (1,033,225)      (108,816)
                                                                    -----------    -----------

CASH FLOWS  FROM INVESTING ACTIVITIES                                      --             --
-------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------

      Net Change in Officer and Other Loans                                --           (1,113)
      Proceeds From Exercise of Common Stock Warrants                      --           19,000
                                                                    -----------    -----------
                Net Cash Flows Provided by Financing Activities            --           17,887
DECREASE IN CASH AND CASH EQUIVALENTS                                (1,033,225)       (90,929)
-----------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS
-------------------------

      Beginning Balance                                               1,406,371        119,681
                                                                    -----------    -----------
      Ending Balance                                                $   373,146    $    28,752
                                                                    ===========    ===========

         "See Accompanying Notes to Consolidated Financial Statements."

                  MEDISCIENCE TECHNOLOGY CORP. AND SUBSIDIARIES
                  ---------------------------------------------
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
           ----------------------------------------------------------
                    FOR THE SIX MONTHS ENDED AUGUST 31, 2004
                    ----------------------------------------
                                   (UNAUDITED)
                                   -----------




                                                   Preferred Stock               Common Stock           Additional      Accumulated
                                                   ---------------               ------------           ----------      -----------
                                                  Shares          Amount      Shares        Amount        Paid-In          Deficit
                                                  ------          ------      ------        ------        -------          -------
                                                                                                          Capital
                                                                                                          -------

BALANCE, FEBRUARY 29, 2004                              60    $        1     39,372,753   $   393,727   $ 20,076,019   $(22,391,074)

 Conversion of Preferred Stock                         (60)           (1)     6,000,000        60,000        (59,999)

 Issuance of Stock - Exercise of Warrants                                       150,000         1,500        (1,500)

 Issuance of Stock for Future Consulting Services                             1,925,000        19,250     1,232,000

 Issuance of Stock - Anti-dilution Rights                                     2,873,338        28,734       (28,734)

 Issuance of Stock - Debt Conversion                                          1,460,000        14,600       229,470

 Issuance of Stock - Debt Conversion and Future
   Consulting Services                                                          200,000         2,000       116,000

 Issuance of Stock for Secretarial and                                          155,556         1,556        90,222
    Consulting Services

 Net Loss                                                                                                                (1,121,170)
                                                -----------   -----------    ----------   -----------   ------------   ------------
BALANCE, AUGUST 31, 2004                                --    $       --     52,136,647   $   521,367   $ 21,653,478   $(23,512,244)
                                                ===========   ===========    ==========   ===========   ============   ============

         "See Accompanying Notes to Consolidated Financial Statements."

                 EXHIBIT TO CONSOLIDATED STATEMENT OF OPERATIONS
                  WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                                   (UNAUDITED)
                                   -----------



                                           Six Months Ended August 31, 2004
                                           --------------------------------

                                                      Weighted
                                         Net       Average Shares     Per Share
                                        Loss        Outstanding        Amount
                                     -----------    -----------      ----------
Basic/diluted loss per common share:

      Net Loss                       $(1,121,170)    51,246,242      $    (0.02)

Effect of dilutive securities               --             --           --

                                     -----------    -----------      ----------
      Total                          $(1,121,170)    51,246,242      $    (0.02)
                                     ===========    ===========      ==========



                                           Six Months Ended August 31, 2003
                                           --------------------------------

                                                      Weighted
                                         Net       Average Shares     Per Share
                                        Loss        Outstanding        Amount
                                     -----------    -----------      ----------
Basic/diluted loss per common share:

      Net Loss                       $ (390,738)     37,963,908      $    (0.01)

Effect of dilutive securities              --              --           --

                                     ----------      ----------      ----------
      Total                          $ (390,738)     37,963,908      $    (0.01)
                                     ==========      ==========      ==========



                                          Three Months Ended August 31, 2004
                                          ----------------------------------

Basic/diluted loss per common share:

      Net Loss                       $ (587,093)     51,606,480      $    (0.01)

Effect of dilutive securities              --              --           --

                                     ----------      ----------      ----------
      Total                          $ (587,093)     51,606,480      $    (0.01)
                                     ==========      ==========      ==========



                                          Three Months Ended August 31, 2003
                                          ----------------------------------

Basic/diluted loss per common share:

      Net Loss                       $ (205,493)     38,245,677      $   (0.005)

Effect of dilutive securities              --              --           --
                                     ----------      ----------      ----------

      Total                          $ (205,493)     38,245,677      $   (0.005)
                                     ==========      ==========      ==========

         "See Accompanying Notes to Consolidated Financial Statements."

                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                                   -----------



1.   Management Plans and Going Concern Matters

Mediscience   Technology  Corp.  (the  "Company")  has  no  revenues,   incurred
significant losses from operations, has an accumulated deficit and a highly leveraged position that raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to incur substantial expenditures to further the development and commercialization of its products. The Company currently intends to seek additional financing through private placements or other financing alternatives, and may also seek to sell the Company or its technology. There can be no assurance that continued financings will be available to the Company or that, if available, the amounts will be sufficient or that the terms will be acceptable to the Company.

2.   Nature of Operations and Basis of Presentation

The Company operates in one business segment and is principally engaged in the design and development of medical diagnostic instruments that detect cancer in vivo in humans by using light to excite the molecules contained in tissue and measuring the differences in the resulting natural fluorescence between cancerous and normal tissue.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Laser Diagnostics Instruments, Inc. ("LASER"), Photonics for Women's Oncology, LLC ("PHOTONICS"), Proscreen, LLC ("PROSCREEN") and Medi-Photonics Development, LLC (MEDI). MEDI is the only active subsidiary of the Company at this time. All significant intercompany balances and transactions have been eliminated in consolidation.

The consolidated financial statements as of and for the six and three month periods ended August 31, 2004 and 2003 are unaudited and are presented pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, these consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's 2004 Annual Report on Form 10-KSB. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments (which are of a normal recurring nature) necessary for a fair statement of the results for the interim periods, but are not necessarily indicative of the results of operations for a full fiscal year.

         "See Accompanying Notes to Consolidated Financial Statements."

3.   Significant Accounting Policies

     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     LOSS PER COMMON SHARE

Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. Basic loss per share is based on the average number of shares outstanding during the period. Diluted loss per share is the same as basic loss per share, as the inclusion of common stock equivalents, such as options, would be antidilutive.

     ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company follows the disclosure provisions of SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." Since the Company does not plan to adopt the fair value method of accounting of SFAS No. 123, the Company does not expect any impact on consolidated results of operations or financial condition in fiscal 2005. At August 31, 2004, the Company had an incentive stock option plan for officers and employees and a consultants stock option plan. The Company accounts for these plans under the intrinsic value recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

The following table illustrates the effect on net loss and loss per share if the Company applied the fair value recognition provisions of SFAS No. 123 to all awards. The fair value was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0.0%; volatility ranging between 1.07 and 1.38; risk-free interest rate of 3.0%; and expected lives of 5 years.



                                                          Six Months Ended                     Three Months Ended
                                                             August 31,                             August 31,
                                                ----------------------------------      --------------------------------
                                                       2004               2003               2004              2003
                                                       ----               ----               ----              ----

Net loss, as reported                           $   (1,121,170)      $   (390,738)      $   (587,093)      $   (205,493)

Deduct: Total stock-based employee
    compensation expense determined
    under fair value based method for
    all awards, net of related tax effects             (16,408)           (16,408)            (8,204)            (8,204)

                                                --------------       ------------       ------------       ------------
Pro forma net loss                              $   (1,137,578)      $   (407,146)      $   (595,297)      $   (213,697)
                                                ==============       ============       ============       ============

Loss per share:

    Basic - as reported                         $       (0.022)      $     (0.010)      $     (0.011)      $     (0.005)
                                                ==============       ============       ============       ============

                                                ==============       ============       ============       ============
    Basic - pro forma                           $       (0.022)      $     (0.011)      $     (0.012)      $     (0.006)
                                                ==============       ============       ============       ============

    Diluted - as reported                       $       (0.022)      $     (0.010)      $     (0.011)      $     (0.005)
                                                ==============       ============       ============       ============

    Diluted - pro forma                         $       (0.022)      $     (0.011)      $     (0.012)      $     (0.006)
                                                ==============       ============       ============       ============


4.   Deferred Costs

During the six months ended August 31, 2004, the Company issued 2,225,000 fully vested restricted shares of its common stock to five consulting groups in exchange for services to be rendered, over a period of 12 - 48 months, for matters such as corporate management, marketing opportunities, product development, corporate funding, internal accounting and FDA clinical trials.
These costs, which are non-cash charges, have been capitalized and will be recognized ratably over the terms of the agreements. Expected future amortization of these costs is as follows:


              Six Months Ending      February 28, 2005  $      317,125

                 Year Ending         February 28, 2006         293,000

                 Year Ending         February 28, 2007         246,476

                 Year Ending         February 29, 2008         227,500


5.   Other Loans

In fiscal 2000, the Company entered into two interest-bearing convertible notes with the Olive Cox Sleeper Trust (the "Trust") totaling $30,000. Both notes bear interest at the rate of 8.25% per annum and are convertible into common stock on the basis of $.25 per share. The conversion option is unlimited in duration. Both notes are demand instruments and the holder can demand and receive payment in full including interest. The principal balance of the notes was $ -0- at August 31, 2004 and $30,000 at February 29, 2004. Accrued interest at August 31, 2004 and February 29, 2004 totaled $ -0- and $10,626, respectively.

On June 20, 2002, the Company entered into an additional $120,045 promissory note with the Trust with interest at 12% per annum. The note was amended on June 13, 2003 to extend the maturity date to March 31, 2004 from February 20, 2003. The principal amount of the note plus accrued interest is due and payable on the maturity date. There is a conversion feature that allows the Trust to convert the principal and accrued interest on the note on March 31, 2004 to common stock of the Company at the rate of one share for each $.12 of principal and accrued interest at date of conversion. Accrued interest at August 31, 2004 and February 29, 2004 was $ -0- and $24,844, respectively.

The Company made an inducement offer to the Trust to convert all of its then outstanding notes. On March 8, 2004 the Trust accepted the offer to convert the principal amount of $150,045 plus related interest of $35,470 to 1,460,000 common shares. In connection with the inducement offer and related conversion, the Company recognized a non-cash expense of $58,555 during the six-month period ending August 31, 2004.


6.   Related Party Transactions

From time to time, Mr. Katevatis, Chairman/CEO, advances funds to the Company to provide funding to pay operational expenses as they become due. These advances do not accrue interest. At August 31, 2004 and February 29, 2004, officer loans payable to Mr. Katevatis were, $31,542 and $31,542 respectively.

Legal services rendered by Mr. Katevatis amounted to $25,000 for the six months ended August 31, 2004 and August 31, 2003. These amounts are recorded in general and administrative expense.

As part of Mr. Katevatis' employment agreement, the Company pays property taxes and certain operating expenses on the home of Mr. Katevatis in lieu of rent, since the Company's operations are located in Mr. Katevatis' home. Expenses recognized were $6,891 and $9,430 for the six months ended August 31, 2004 and 2003, respectively.

The Company entered into an agreement with THM Group, LLC ("THM") to be the exclusive advisor to explore options for the Company to commercialize its technology. Mr. Engelhart was the President and Chief Executive Officer of THM from 2000 to 2003. The agreement was terminated on April 12, 2004. On April 23, 2003, Mr. Engelhart was elected President and Chief Operating Officer of the Company and shortly thereafter entered into an employment agreement with the Company (Note 8). Expense reimbursements of $20,128 and $3,000 were accrued or paid to Mr. Engelhart for the six months ended August 31, 2004 and 2003, respectively, with respect to his role as President and Chief Operating Officer of the Company.

On August 1, 2004, the Company entered into a thirteen month consulting agreement with John Matheu, a Director and member of the audit committee, pursuant to which Mr. Matheu will provide management services to the Company. Mr. Matheu will be paid a monthly consulting fee of $4,166 during the term of the agreement and received an option to purchase 300,000 shares of common stock at $1.50 per share.


7.   Accrued Liabilities

Accrued liabilities consist of the following:


                                            August 31,      February 29,
                                            ----------      ------------
                                               2004              2004
                                               ----              ----



       Legal and professional fees         $   96,438        $  365,354
       Consulting and university fees       1,183,915         1,164,915
       Salaries and wages                   1,408,833         1,508,833
       Other                                   73,835            93,584
                                           ----------        ----------
                                           $2,763,021        $3,132,686
                                           ==========        ==========


Included in legal and professional fees as of August 31, 2004 and February 29, 2004 is $47,500 and $287,500, respectively, for legal services rendered by Mr. Katevatis (Note 6).

Included in Consulting and University Fees as of August 31, 2004 and February 29, 2004 is $1,140,318 and $1,121,318, respectively, owed to Dr. Alfano (Note 8) with respect to his consulting agreement.

Included in salaries and wages as of August 31, 2004 and February 29, 2004 is $1,406,333 and $1,406,333, respectively, owed to Mr. Katevatis with respect to his employment agreement (Note 8).

8.   Commitments and Contingencies

     Dr. Robert R. Alfano

In April 1992, the Company had entered into a five-year consulting agreement with Dr. Robert R. Alfano, a principal stockholder of the Company and Chairman of its Scientific Advisory Board which term was subsequently extended in 1995 to March 2002 and in 1999 to March 2007. Pursuant to the terms of the agreement, Dr. Alfano is paid a consulting fee of not less than $150,000 per annum in exchange for services to be rendered for approximately fifty days per year in connection with the Company's medical photonics business and bonus and fringe benefits in accordance with policies and formulas applicable to key executives of the Company.

In connection with the acquisition of patent rights to its cancer detection technology, the Company assumed an obligation to pay to Dr. Alfano's daughter a royalty of 1% of the gross sales derived from any equipment made, leased or sold which utilizes the concepts described in the Company's cancer detection patent. Since there has been no activity, no amounts have been paid during the six month periods ended August 31, 2004 and 2003.


     Other Royalties

The Company entered into an agreement for worldwide licensing rights for patents from Yale University and has agreed to pay royalties based on net sales of all products generated from the patents and 50% of any income received from sublicensing of the patents. The Company has not recorded any revenues since the inception of this agreement and therefore has not recorded or paid any royalties during the six month periods ended August 31, 2004 and 2003.


     Research Foundation of the City University of New York

The Company and the Research Foundation of the City University of New York ("RFCUNY") entered into a Research Agreement in June 1992, which has been amended from time to time. The agreement called for the Company to commercialize certain technology owned by "RFCUNY" and granted an exclusive, worldwide license to the technology. In respect to the licensing, the Company is liable to pay royalties based on net sales of products and any income received from sublicensing. The Company has not recorded or paid any royalties during the six months period ended August 31, 2004 and 2003.

In May 2004, MEDI, a wholly-owned subsidiary of the Company, and RFCUNY, entered into a one-year project agreement for research and development by RFCUNY and MEDI, primarily, but not exclusively, in the area of optical biopsy for the assembly of a commercially viable CD-Ratiometer and adjunctive technology. Under the terms of this agreement, the Company is granted an exclusive world-wide license, with the right to grant sublicenses, to make, use or sell patented imaging product technology for the molecular detection of cancer and physiological change.


     Employment Agreements

Mr. Peter Katevatis, Chief Executive Officer and Chairman of the Company, has an employment agreement with the Company. The agreement states that Mr. Katevatis is to be paid $200,000 per year. The agreement also provides for a bonus and fringe benefits in accordance with policies and formulas mutually agreed upon by Mr. Katevatis and the Board of Directors. The contract expires March 5, 2007.

On July 9, 2001, the Company entered into a three-year employment agreement with Sidney Braginsky, a Director. Pursuant to the terms of the agreement, Mr. Braginsky became the President and Chief Operating Officer of the Company and was to be paid $100,000 per annum. On April 26, 2003, Mr. Braginsky voluntarily terminated employment as President and Chief Operating Officer of the Company and waived all rights to any accrued compensation owed to him in respect to this agreement, which was recorded as of February 28, 2003.

On April 23, 2003, the Company entered into a three-year employment agreement with Mr. Michael Engelhart. Pursuant to the terms of the agreement, Mr. Engelhart became the President and Chief Operating Officer of the Company and is to be paid $120,000 per annum. The agreement also provides for an annual bonus to be awarded, at the discretion of the Board, in cash or common stock at the election of Mr. Englehart, and for the grant of a warrant to purchase an aggregate of 1,800,000 shares of common stock (Note 10).


     Consulting Agreement

In August 2004, the Company entered into a thirteen month consulting agreement with John Matheu, a Director and member of the audit committee. Pursuant to the terms of the agreement, Mr. Matheu is to assist in the final development of the CD-Ratiometer for which he will receive $4,166 per month. Mr. Matheu was also granted an option to purchase 300,000 shares of the Company's common stock for $1.50 per share.

On May 15, 2004, MEDI entered into a six month consulting agreement with Dr. Stan Wiener, M.D. pursuant to which Dr. Wiener will provide consulting services for the final development and FDA submission of the CD Ratiometer, including identification of sites for clinical trials, software development, development of calibration standards and operational manuals and training of medical personnel. Dr. Weiner will be paid $7,000 per month over the term of the agreement.


9.   Stockholders' Deficit

     Anti-Dilution Rights

The Company has granted certain anti-dilution rights to Mr. Peter Katevatis and Dr. Robert Alfano.

Mr. Katevatis was granted anti-dilution rights on certain shares ("Katevatis Shares"), which at the time represented 17% ("Katevatis Anti-Dilution Percentage") of the then issued and outstanding shares of common stock of the Company. The anti-dilution rights require the Company from time to time to issue additional shares of common stock of the Company to Mr. Katevatis so that the Katevatis Shares represent 17% of the issued and outstanding shares of common stock of the Company. If Mr. Katevatis were to sell a portion or all of the Katevatis Shares, the Katevatis Anti-Dilution Percentage would be adjusted proportionately. During the six-months ended August 31, 2004, the Company issued 2,326,036 of common stock of the Company to Mr. Katevatis in connection with the anti-dilution rights and as of August 31, 2004, the Company is obligated to issue an additional 9,444 shares to Mr. Katevatis in connection with the anti-dilution rights.

Dr. Alfano was granted anti-dilution rights on certain shares ("Alfano Shares"), which at the time represented 4% ("Alfano Anti-Dilution Percentage") of the then issued and outstanding shares of common stock of the Company. The anti-dilution rights require the Company from time to time to issue additional shares of common stock of the Company to Dr. Alfano so that the Alfano Shares represent 4% of the issued and outstanding shares of common stock of the Company. If Dr. Alfano were to sell a portion or all of the Alfano Shares, the Alfano Anti-Dilution Percentage would be adjusted proportionately. During the six-months ended August 31, 2004, the Company issued 547,302 of common stock of the Company to Dr. Alfano in connection with the anti-dilution rights and as of August 31, 2004, the Company is obligated to issue an additional 2,222 shares to Dr. Alfano in connection with the anti-dilution rights.


     Debt Conversion

On March 8, 2004, the Trust converted $185,515 of promissory notes and related interest into 1,460,000 shares of the Company's common stock (Note 5).


     Preferred Stock Conversion

On March 8, 2004, the Company converted 60 shares of its preferred stock into 6,000,000 shares of its common stock, under the terms of a preferred stock private placement offering dated February 1, 2004. Under the terms of the offering, the Company agreed to file a registration statement covering resale of the converted common shares, which it did on July 30, 2004.

     Stock Issued for Future Services

During March and April 2004, the Company issued 1,925,000 restricted shares of its common stock to three consulting groups in exchange for consulting services to be rendered over a 12-48 month period (Note 4).

During August 2004, the Company issued 300,000 restricted shares of its common stock to two consulting groups in exchange for past services and services to be rendered over approximately a two year period (Note 4).

     Stock Issued for Services

During August 2004, the Company issued 55,556 shares of its common stock at a value of $32,878 for secretarial services provided to the Company. The transaction was recognized based on the fair value of shares issued. This non-cash expense was recorded as general and administrative expense in the consolidated statement of operations.


10.  Stock Options and Warrants

The Company maintains two stock options plans - the 1999 Incentive Stock Option Plan (The "1999 Plan") and the 2003 Consultants Plan (the "2003 Plan"), which were approved by the Company's stockholders on February 17, 2004.

The maximum number of shares issuable under the 1999 Plan and the 2003 Plan are 3,000,000 and 7,000,000, respectively.

In connection with his employment agreement, Mr. Braginsky was granted options to purchase up to 2,000,000 shares of the Company's common stock at an option price of $.25 per share for the first 150,000 shares and at an option price of $1.00 per share for the remaining 1,850,000 shares. Mr. Braginsky's ability to exercise these options is subject to a series of milestones described in his employment agreement. On April 26, 2003, Mr. Braginsky resigned from the Company and forfeited these stock options.

Mr. Engelhart was granted options to purchase 200,000 shares of the Company's common stock at an option price of $.25 per share, in which he was immediately vested. This grant resulted in a non-cash compensation charge of $70,000 during the year ended February 29, 2004.

Mr. Engelhart was also granted options to purchase up to 1,800,000 shares of the Company's common stock at an option price of $1.00 per share. Vesting and exercisability of these shares are contingent upon the attainment of certain milestones described in Mr. Engelhart's employment agreement.

In connection with the Company's agreement with the RFCUNY, the Company granted a warrant to RFCUNY to purchase 600,000 shares of the Company's common stock at a price of $1.00 per share. The warrant can be exercised within a five year period ending June 2007.

Peter J. Katevatis, son of the Chairman and Chief Executive Officer, exercised a warrant acquired through a prior company private placement on May 20, 2000 to purchase 100,000 shares of the company's common stock for $19,000. The original exercise price of these warrant shares was $.25 per share which was modified to $.19 per share on March 5, 2003. The market value of Mediscience shares on March 5, 2003 was $0.13 per share.

During March 2004, the Company issued 50,000 shares of its restricted common stock to Laurence Elgart to satisfy his exercise of the warrant in February 2004 for $12,500.

During March 2004, the Company issued 100,000 shares of its restricted common stock to William Baker to satisfy his exercise of the warrant in February 2004 for $25,000.

During August 2004, Allan Moses was issued a warrant to purchase up to 100,000 shares of the Company's restricted common stock at a price of $2 per share. The warrant shall be exercisable from August 8, 2004 to August 8, 2006.

During August 2004, John Matheu, a Director of the Company, was granted options to purchase up to 300,000 shares of the Company's restricted common stock at an option price of $1.50 per share. Mr. Matheu's ability to exercise these options is subject to a series of milestones described in his consulting agreement.

                                     Part II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Section 14A:3-5 of the Business Corporation Act of New Jersey provides, in general, that a corporation incorporated under the laws of the State of New Jersey, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the laws of the State of New Jersey as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any shareholders' or directors' resolution or by contract.

Item 25. Other Expenses of Issuance and Distribution

The expenses payable by the Registrant in connection with this Registration Statement are estimated as follows:

SEC Registration Fee                             $     511.55
Accounting Fees and Expenses                           38,320
Legal Fees and Expenses                               150,000
Transfer Agent Fees and Expenses                        2,000
Printing Fees and Expenses                              3,500
Miscellaneous Expenses                                    500

Total                                            $ 194,831.55

Item 26. Recent Sales of Unregistered Securities

During the last three years, we have issued the following unregistered securities. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On June 10, 2002, we entered into an agreement with RFCUNY which amended a prior agreement between us, and pursuant to which, among other things, we issued 283,228 shares of Common Stock at $0.25 per share as a partial repayment of royalty payments owned to RFCUNY, and a warrant to purchase 600,000 shares of Common Stock at $1.00 per share.

On June 20, 2002, we issued a promissory note to the Olive Cox Sleeper Trust in the principal amount of $120,282 with interest payable at 12% per annum, which in March 2004, together with two additional promissory notes issued in 2002, were converted into an aggregate of 1,460,000 shares of Common Stock.

Sidney Braginsky, our director and former president and chief operating officer, was granted options to purchase up to 2,000,000 shares of Common Stock at $0.25 per share as to 150,000 shares and $1.00 per share as to the remaining 1,850,000 shares, pursuant to his employment agreement, dated July 9, 2001, with us, which agreement terminated and such options were forfeited upon his resignation as an officer on April 26, 2003.

On January 28, 2003, August 7, 2003, March 8, 2004, April 12, 2004, July 19,
2004, August 18, 2004 and August 23, 2004, we issued 44,312 shares, 1,000,000 shares, 1,595,450 shares, 69,700 shares, 609,886 shares, 624,580 shares and 51,000 shares of Common Stock, respectively, to Peter Katevatis pursuant to an antidilution agreement between us and Mr. Katevatis.

On January 28, 2003, August 27, 2003, March 8, 2004, April 12, 2004, July 19,
2004 and August 23, 2004, we issued 17,729 shares, 71,557 shares, 375,400 shares, 16,400 shares, 143,502 shares and 12,000 shares of Common Stock, respectively, to Dr. Alfano pursuant to an antidilution agreement between us and Dr. Alfano.

In February 2004, we issued and sold to accredited investors in a private placement 60 shares of our convertible preferred stock which were converted into an aggregate of 6,000,000 shares of Common Stock on March 8, 2004, for an aggregate of $1,500,000 or $25,000 per share of our preferred stock.

On November 15, 2001, we entered into an agreement with Chesterbrook Partners Inc. pursuant to which, among other things, Chesterbrook Partners received five-year warrants to purchase an aggregate of 200,000 shares of Common Stock, at $0.25 per share, as compensation for shareholder support services provided to us during the period February 28, 1999 to November 15, 2001.

On each of December 3, 2001 and June 21, 2002, Chesterbrook Partners Inc. assigned all of its right, title and interest in a five-year warrant to purchase 100,000 shares of Common Stock for $0.25 per share to William M. Baker, a non-affiliated accredited investor. Mr. Baker exercised the warrants as to all of the 100,000 shares of Common Stock on February 18, 2004 for an aggregate purchase price of $25,000.

On December 21, 2001, Chesterbrook Partners Inc. assigned all of its right, title and interest in a five-year warrant to purchase 50,000 shares of Common Stock for $0.25 per share to Lawrence B. Elgart, a non-affiliated accredited investor. Mr. Elgart exercised the warrant as to all of the 50,000 shares of Common Stock on February 2, 2004 for an aggregate purchase price of $12,500.

On April 23, 2004, we granted an option to purchase (i) 1,800,000 shares of our Common Stock at $1.00 per share which vest in 600,000 share increments upon our raising certain levels of equity based on our business plan, 380,000 share increments upon the achievement of certain critical milestones, or a combination thereof, and (ii) an option to purchase 200,000 shares of our Common Stock at $0.25 per share to Michael Engelhart, a director and our President and Chief Operating Officer.

On March 8, 2004, we issued 325,000 shares of Common Stock to Dr. Jeremy Rosen as compensation for Dr. Rosen's medical/ FDA clinical advisory services for a period from February 1, 2004 to February 1, 2005.

On March 8, 2004, we issued 1,400,000 shares of Common Stock to RT Consulting Services Inc. as compensation for RT Consulting Services Inc.'s medical/FDA engineering, manufacturing, and financial advisory services from February, 2004 to February, 2008.

On May 5, 2004, we issued 200,000 shares of Common Stock to Chesterbrook Partners Inc. as compensation for Chesterbrook Partners Inc.'s public relation and shareholder advisory services for our 2004 fiscal year through February 28, 2005.

In August 2004, we (i) issued 100,000 shares of our Common Stock at $0.59 per share, and (ii) granted a warrant to purchase 100,000 shares of Common Stock at $2.00 per share, to Alan Moses under a consulting agreement pursuant to which Mr. Moses provided us with website management and design services.

In August 2004, we issued 200,000 shares of Common Stock at $0.59 per share for accounting services provided to us.

In August 2004, we issued 55,556 shares of Common Stock at $0.59 per share for secretarial services provided to us.

In November 2004, we issued (i) 1,000,000 shares of Common Stock at $0.75 per share, and (ii) a six-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $3.00 per share to Infotonics, in connection with a collaborative research and development agreement between Infotonics and us.

On August 1, 2004, we granted an option to purchase 300,000 share of Common Stock at $1.50 per share to Mr. Matheu pursuant to a consulting agreement with us.

Item 27. Exhibits.

Exhibit
Number      Description
------      -----------

3.1         Restated Certificate of Incorporation, dated December 9, 2004.

3.2         By-laws

4.1 Letter Agreement, dated November 15, 2001 between us and Chesterbrook Partners Inc. (incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-3, dated July 30, 2004 ("Form S-3")).

4.2 Stock Purchase Warrant, dated November 15 2001, issued by us to Chesterbrook Partners Inc. to purchase 100,000 shares at an exercise price of $0.25 (incorporated herein by reference to Exhibit 4.2 to the Form S-3)

4.3 Stock Purchase Warrant, dated November 15, 2001, issued by us to Chesterbrook Partners Inc. to purchase 50,000 shares at an exercise price of $0.25 (incorporated herein by reference to Exhibit 4.3 to the Form S-3)

4.4 Stock Purchase Warrant, dated November 15 2001, issued by us to Chesterbrook Partners Inc. to purchase 50,000 shares at an exercise price of $0.25 (incorporated herein by reference to Exhibit 4.4 to the Form S-3)

4.5 Assignment of Stock Purchase Warrant, dated December 3, 2001 and June 21, 2002, to purchase 100,000 shares at an exercise price of $0.25 from Chesterbrook Partners Inc. to William Baker (incorporated herein by reference to Exhibit 4.5 to the Form S-3)

4.6 Assignment of Stock Purchase Warrant dated December 21, 2001, to purchase 50,000 shares at an exercise price of $0.25 from Chesterbrook Partners Inc. to Lawrence B. Elgart (incorporated herein by reference to Exhibit 4.6 to the Form S-3)

4.7 Consulting Agreement, dated April 1, 2004, between us and Chesterbrook Partners Inc. (incorporated herein by reference to Exhibit 4.7 to the Form S-3)

4.8 Consulting Agreement, dated February 1, 2004, between us and Jeremy Rosen (incorporated herein by reference to Exhibit 4.8 to the Form S-3)

4.9 Consulting Agreement, dated February 1, 2004, between us and RT Consulting Services Inc. (incorporated herein by reference to Exhibit 4.9 to the Form S-3)

4.10 Form of Subscription Agreement between us an each of the Selling Shareholders which participated in the Private Placement (incorporated herein by reference to Exhibit 4.10 to the Form S-3)

5           Opinion of Peter B. Hirshfield, Esq.

10.1        Agreement, dated as of June 10, 2002, between us and RFCUNY

10.2 Project Agreement, dated as of May 1, 2004, between Medi-Photonics and RFCUNY (incorporated herein by reference to Exhibit 10.3 to our Quarterly Report for the quarter ended May 31, 2004 on Form 10-QSB/A ("Form 10-QSB/A"))

10.3        Consulting Agreement between us and John Matheu, dated August 1,
            2004

10.4 Consulting Agreement between us and Robert Alfano, dated April 21, 1992, (incorporated herein by reference to Exhibit 10.2 to our Annual Report on Form 10-K for the year ended February 28, 1993)

10.5        Employment Agreement between us and Peter Katevatis, dated March 5,
            1992

10.6 Amended and Restated Employment Agreement between us and Michael Engelhart, dated December 9, 2004 (incorporated herein by reference to Exhibit 99.1 to our Current Report on Form 8-K, dated December 10, 2004 ("December 2004 Form 8-K"))

10.7 Nonqualified Stock Option Agreement, dated as of April 23, 2003, between us and Michael Engelhart (incorporated herein by reference to Exhibit 99.1 to our December 2004 Form 8-K)

10.8 Incentive Stock Option Agreement, dated December 9, 2004, between us and Michael Engelhart (incorporated herein by reference to Exhibit
            99.1 to our December 2004 Form 8-K)

10.9 Anti-Dilution Agreement between us and Peter Katevatis, dated July 19, 2004 (incorporated herein by reference to Exhibit 10.1 to Form 10-QSB/A)

10.10 Anti-Dilution Agreement between us and Robert Alfano, dated July 19, 2004 (incorporated herein by reference to Exhibit 10.2 to Form 10-QSB/A)

10.11 Agreement between us and Peter Katevatis, dated October 1, 2004 (incorporated herein by reference to Exhibit 10.2 to our Quarterly Report for the quarter ended August 31, 2004 on Form 10-QSB ("Form 10-QSB"))

10.12 Agreement between us and Robert Alfano, dated October 1, 2004 (incorporated herein by reference to Exhibit 10.1 to Form 10-QSB)

10.13       Lease Agreement between us and Peter Katevatis, dated July 25, 2002

10.14 1999 Incentive Stock Option Plan (incorporated herein by reference to Appendix B-1 to our Definitive Proxy Statement on Schedule 14C as filed with the SEC on January 23, 2004 ("Schedule 14C"))

10.15 2003 Consultants Stock Option, Stock Warrant and Stock Award Plan (incorporated herein by reference to Appendix B-1 to the Schedule
            14C)

10.16 Collaborative Research and Development Agreement, dated November 11, 2004, by and between Infotonics Technology Center Inc., Medi-Photonics and us (incorporated herein by reference to Exhibit
            99.1 to our Current Report on Form 8-K, dated November 12, 2004)

15 Parente Randolph, LLC review letter regarding interim unaudited financial statements

21          List of Subsidiaries

23.1        Consent of Parente Randolph, LLC

23.2        Consent of Peter B. Hirshfield, Esq. (included in Exhibit 5.1)

24          Power of Attorney (included on signature page)

Item 28. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Registrant will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cherry Hill, State of New Jersey, on December 21, 2004.

                                         Mediscience Technology Corp.


                                         By: /s/ Peter Katevatis
                                             ----------------------------
                                             Chairman and Chief Executive
                                             Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Peter Katevatis and Michael Engelhart his true and lawful attorney-in-fact and agent, with full power of substitution and reconstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre-or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures                                   Title                                Date
----------                                   -----                                ----

/s/ Peter Katevatis           Chairman, Chief Executive Officer and         December 21, 2004
-------------------                         Director
Peter Katevatis


/s/ Michael Engelhart        President, Chief Operating Officer and         December 21, 2004
---------------------                       Director
Michael Engelhart


/s/ John Kennedy              Chief Financial Officer and Director          December 21, 2004
----------------
John Kennedy


/s/ John Matheu                             Director                        December 21, 2004
---------------
John Matheu


/s/ William Armstrong                       Director                        December 21, 2004
---------------------
William Armstrong


/s/ Sidney Braginsky                        Director                        December 21, 2004
--------------------
Sidney Braginsky


/s/ Michael Kouvatas                        Director                        December 21, 2004
--------------------
Michael Kouvatas